Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Package
NYSE: FCEA, FCEB

This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-KT for the 11 months ended December 31, 2013 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and investing in a facility to produce modular units, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and have six reportable operating segments. The three strategic business units, which represent four reportable operating segments, are the Commercial Group, Residential Group and Land Development Group (collectively, the “Real Estate Groups”). The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate reportable operating segment ("Arena"). The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at its Stapleton project in Denver, Colorado.
Corporate Activities and The Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are the other reportable operating segments.
We have approximately $9.0 billion of consolidated assets in 26 states and the District of Columbia at December 31, 2013. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, the Greater New York City metropolitan area, Philadelphia, the Greater San Francisco metropolitan area and the Greater Washington D.C. metropolitan area. Our core markets account for approximately 79 percent of the cost of our real estate portfolio at December 31, 2013. We have offices in Albuquerque, Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-KT for the 11 months ended December 31, 2013. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. We believe the non-GAAP financial measures presented under the pro-rata consolidation method, net operating income ("NOI"), comparable NOI, Funds From Operations ("FFO") and Operating FFO are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Change in Fiscal Year-End
On March 29, 2012, the Board of Directors of the Company approved a change to our fiscal year-end to December 31 from January 31, effective December 31, 2013 (the “Year-end change”). As a result, we are presenting an 11 month period ended December 31, 2013 as our transition period (the “2013 Transition period”), including a two-month period ending December 31, 2013 ("Stub Q4 2013") in this supplemental package. Due to the Year-end change, many of the differences in comparisons of our results are impacted by the one-month difference between the 2013 Transition period and the full years. We believe the Year-end change is important and useful to our financial statement users to allow for increased comparability of our performance to our peers.
In addition, various disclosures, including the Net Asset Value Components, Comparable NOI, NOI, FFO and Operating FFO in this supplemental package present information for the three months ended December 31, 2013 (“Adjusted Q4 2013” data), which is consistent with our new calendar year-end. As such, the Adjusted Q4 2013 data includes the results for the month ended October 31, 2013, which has previously been included in the financial results for the three and nine months ended October 31, 2013 included in our supplemental package furnished with the SEC on December 9, 2013. We believe the Adjusted Q4 2013 data provides our financial statement users valuable information and is not meant to be indicative of results for the three months ended January 31, 2014 or any subsequent period.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package. Please refer to our property listing, included in this supplemental package, for the detail of our consolidated and unconsolidated properties.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO
The majority of our peers in the publicly traded real estate industry are Real Estate Investment Trusts ("REITs") and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we believe it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP.
FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).
Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of non-depreciable real estate; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO.
In our first year of reporting this measure we included the change in the fair market value of our nondesignated derivatives recorded as interest expense and participation payments to ground lessors on refinancing of our properties in the calculation of Operating FFO. We believe these changes in fair market value and participation payments relate to factors in the financial and real estate markets and are not specific to the ongoing operating performance of our properties. Therefore, during the six months ended July 31, 2013, we modified our definition of Operating FFO to exclude the change in the fair market value of certain nondesignated derivatives and participation payments to ground lessors on refinancing activity. Prior period comparisons were adjusted for comparability purposes.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income, equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, gain (loss) on land held for divestiture activity, impairment, interest expense, gain (loss) on extinguishment of debt and depreciation and amortization of unconsolidated entities). We believe NOI provides us, as well as our investors, with additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, reconciliation of Operating FFO to FFO, Operating FFO bridges, reconciliation of net earnings (loss) to FFO, retail and office lease expirations, retail and office significant tenants, our development pipeline and a summary of our military housing projects. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties that were open and operated in both the three and eleven months ended December 31, 2013 and 2012.
We believe occupancy data, retail and office lease expirations, contractual rent, mall sales per square foot, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Comparable NOI is useful because it measures the performance of the same stabilized properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to net earnings (loss) for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-KT
A copy of the Annual Report on Form 10-KT as filed with the Securities and Exchange Commission for the 11 months ended December 31, 2013 can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
jefflinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Jeffrey M. Frericks
Vice President - Capital Markets
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,800,946	$22,962	$1,071,445	$2,849,429
Commercial
Retail centers	1,848,072	—	1,694,443	3,542,515
Office buildings	2,713,461	107,314	272,577	2,878,724
Arena	933,353	577,275	—	356,078
Corporate and other equipment	11,401	—	—	11,401
Total completed rental properties	7,307,233	707,551	3,038,465	9,638,147
Projects under construction
Residential	260,579	95,019	64,305	229,865
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	13,001	13,001
Total projects under construction	260,579	95,019	77,306	242,866
Projects under development
Operating properties	17,474	—	3,560	21,034
Residential	144,313	20,841	6,049	129,521
Commercial
Retail centers	27,284	—	3,461	30,745
Office buildings	85,829	14,259	3,110	74,680
Total projects under development	274,900	35,100	16,180	255,980
Total projects under construction and development	535,479	130,119	93,486	498,846
Land inventory	126,754	6,575	1,060	121,239
Total Real Estate	7,969,466	844,245	3,133,011	10,258,232
Less accumulated depreciation	(1,469,328)	(61,112)	(690,053)	(2,098,269)
Real Estate, net	6,500,138	783,133	2,442,958	8,159,963
Cash and equivalents	280,206	26,179	57,704	311,731
Restricted cash and escrowed funds	347,534	82,505	80,244	345,273
Notes and accounts receivable, net	455,561	37,482	51,800	469,879
Investments in and advances to unconsolidated entities	447,165	(247,642)	(423,838)	270,969
Lease and mortgage procurement costs, net	193,382	19,583	91,599	265,398
Prepaid expenses and other deferred costs, net	140,496	14,951	12,038	137,583
Intangible assets, net	81,438	—	16,812	98,250
Land held for divestiture	1,934	—	6,645	8,579
Development project held for sale	504,171	137,341	—	366,830
Total Assets	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,151,183	$18,771	$815,368	$1,947,780
Commercial
Retail centers	866,022	—	1,327,956	2,193,978
Office buildings	1,711,904	73,966	229,288	1,867,226
Arena	450,560	305,489	—	145,071
Total completed rental properties	4,179,669	398,226	2,372,612	6,154,055
Projects under construction
Residential	135,517	42,569	31,059	124,007
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under construction	135,517	42,569	31,059	124,007
Projects under development
Operating properties	5,000	—	—	5,000
Residential	31,320	—	—	31,320
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	36,320	—	—	36,320
Total projects under construction and development	171,837	42,569	31,059	160,327
Land inventory	—	—	—	—
Total mortgage debt and notes payable, nonrecourse	4,351,506	440,795	2,403,671	6,314,382
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	700,000	—	—	700,000
Construction payables	132,008	34,922	16,669	113,755
Operating accounts payable and accrued expenses	576,805	73,535	165,378	668,648
Accrued derivative liability	123,107	25	7,299	130,381
Total Accounts payable, accrued expenses and other liabilities	831,920	108,482	189,346	912,784
Cash distributions and losses in excess of investments in unconsolidated entities	256,843	(27,049)	(265,635)	18,257
Deferred income taxes	485,894	—	—	485,894
Mortgage debt and notes payable, nonrecourse on land held for divestiture	—	—	8,580	8,580
Mortgage debt, nonrecourse of development project held for sale	228,000	59,669	—	168,331
Total Liabilities	6,854,163	581,897	2,335,962	8,608,228
Redeemable Noncontrolling Interest	171,743	171,743	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,716,788	—	—	1,716,788
Accumulated other comprehensive loss	(76,582)	—	—	(76,582)
Total Shareholders’ Equity	1,640,206	—	—	1,640,206
Noncontrolling interest	285,913	99,892	—	186,021
Total Equity	1,926,119	99,892	—	1,826,227
Total Liabilities and Equity	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,590,646	$22,913	$1,129,662	$2,697,395
Commercial
Retail centers	3,189,250	44,143	1,149,624	4,294,731
Office buildings	2,950,188	105,482	345,407	3,190,113
Arena	890,213	556,871	—	333,342
Corporate and other equipment	11,245	—	—	11,245
Total completed rental properties	8,631,542	729,409	2,624,693	10,526,826
Projects under construction
Residential	159,558	1,819	20,242	177,981
Commercial
Retail centers	7,360	—	—	7,360
Office buildings	—	—	—	—
Total projects under construction	166,918	1,819	20,242	185,341
Projects under development
Operating properties	4,417	—	—	4,417
Residential	834,153	193,172	6,033	647,014
Commercial
Retail centers	37,560	200	2,692	40,052
Office buildings	249,405	26,179	3,804	227,030
Total projects under development	1,125,535	219,551	12,529	918,513
Total projects under construction and development	1,292,453	221,370	32,771	1,103,854
Land inventory	99,309	6,258	393	93,444
Total Real Estate	10,023,304	957,037	2,657,857	11,724,124
Less accumulated depreciation	(1,654,632)	(46,207)	(593,490)	(2,201,915)
Real Estate, net	8,368,672	910,830	2,064,367	9,522,209
Cash and equivalents	333,220	24,843	56,484	364,861
Restricted cash and escrowed funds	410,414	46,549	82,200	446,065
Notes and accounts receivable, net	426,200	27,686	30,010	428,524
Investments in and advances to unconsolidated entities	456,628	(173,869)	(388,942)	241,555
Lease and mortgage procurement costs, net	288,306	21,734	47,688	314,260
Prepaid expenses and other deferred costs, net	240,594	18,822	9,951	231,723
Intangible assets, net	85,692	3	17,177	102,866
Land held for divestiture	2,706	—	7,773	10,479
Total Assets	$10,612,432	$876,598	$1,926,708	$11,662,542

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,001,551	$17,856	$876,478	$1,860,173
Commercial
Retail centers	1,927,409	39,480	877,509	2,765,438
Office buildings	1,955,868	78,931	280,847	2,157,784
Arena	429,041	290,393	—	138,648
Total completed rental properties	5,313,869	426,660	2,034,834	6,922,043
Projects under construction
Residential	161,527	—	—	161,527
Commercial
Retail centers	2,449	—	—	2,449
Office buildings	—	—	—	—
Total projects under construction	163,976	—	—	163,976
Projects under development
Operating properties	—	—	—	—
Residential	251,814	59,537	—	192,277
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	251,814	59,537	—	192,277
Total projects under construction and development	415,790	59,537	—	356,253
Land inventory	9,301	931	—	8,370
Total mortgage debt and notes payable, nonrecourse	5,738,960	487,128	2,034,834	7,286,666
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,032,969	—	—	1,032,969
Construction payables	135,359	31,250	15,277	119,386
Operating accounts payable and accrued expenses	688,415	72,922	153,670	769,163
Accrued derivative liability	155,724	150	13,352	168,926
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465
Total Accounts payable, accrued expenses and other liabilities	1,093,963	104,322	182,299	1,171,940
Cash distributions and losses in excess of investments in unconsolidated entities	292,727	(29,646)	(299,744)	22,629
Deferred income taxes	474,406	—	—	474,406
Mortgage debt and notes payable, nonrecourse on land held for divestiture	1,700	—	9,319	11,019
Total Liabilities	8,634,725	561,804	1,926,708	9,999,629
Redeemable Noncontrolling Interest	239,136	239,136	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,580,095	—	—	1,580,095
Accumulated other comprehensive loss	(103,203)	—	—	(103,203)
Total Shareholders’ Equity	1,476,892	—	—	1,476,892
Noncontrolling interest	261,679	75,658	—	186,021
Total Equity	1,738,571	75,658	—	1,662,913
Total Liabilities and Equity	$10,612,432	$876,598	$1,926,708	$11,662,542

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – 11 Months Ended December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$1,020,108	$86,338	$397,276	$42,139	$1,373,185
Expenses
Operating expenses	675,585	55,098	181,037	25,537	827,061
Depreciation and amortization	279,189	17,698	71,769	6,811	340,071
Write-offs of abandoned development projects and demolition costs	40,414	13	—	—	40,401
Impairment of real estate	475,555	62,909	—	22,519	435,165
Net (gain) loss on land held for divestiture activity	7,382	720	(1,338)	—	5,324
	1,478,125	136,438	251,468	54,867	1,648,022
Interest expense	(292,324)	(25,582)	(98,608)	(4,725)	(370,075)
Amortization of mortgage procurement costs	(8,561)	(619)	(2,921)	(290)	(11,153)
Gain (loss) on extinguishment of debt	4,549	—	(62)	(36)	4,451
Interest and other income	52,332	5,294	453	224	47,715
Net gain on disposition of full or partial interests in rental properties	496,092	—	68,430	35,871	600,393
Earnings (loss) before income taxes	(205,929)	(71,007)	113,100	18,316	(3,506)
Income tax expense (benefit)
Current	(326)	—	—	6,967	6,641
Deferred	(9,008)	—	—	3,496	(5,512)
	(9,334)	—	—	10,463	1,129
Net gain on change in control of interests	2,762	—	—	—	2,762
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	107,825	(503)	(111,762)	—	(3,434)
Net gain on land held for divestiture activity	1,338	—	(1,338)	—	—
	109,163	(503)	(113,100)	—	(3,434)
Earnings (loss) from continuing operations	(84,670)	(71,510)	—	7,853	(5,307)
Discontinued operations, net of tax:
Operating earnings from rental properties	3,106	67	—	(3,039)	—
Impairment of real estate	(13,786)	—	—	13,786	—
Gain on disposition of rental properties	24,560	5,960	—	(18,600)	—
	13,880	6,027	—	(7,853)	—
Net loss	(70,790)	(65,483)	—	—	(5,307)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	71,510	71,510	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(6,027)	(6,027)	—	—	—
	65,483	65,483	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(5,307)	$—	$—	$—	$(5,307)
Preferred dividends	(185)	—	—	—	(185)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(5,492)	$—	$—	$—	$(5,492)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Year Ended January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$1,070,972	$73,021	$397,613	$89,724	$1,485,288
Expenses
Operating expenses	670,285	50,839	180,630	46,953	847,029
Depreciation and amortization	218,695	8,766	77,834	17,039	304,802
Write-offs of abandoned development projects	26,850	306	31	—	26,575
Impairment of real estate	30,660	—	390	4,254	35,304
Net (gain) loss on land held for divestiture activity	(6,480)	834	40,777	—	33,463
	940,010	60,745	299,662	68,246	1,247,173
Interest expense	(261,294)	(16,474)	(102,723)	(15,175)	(362,718)
Amortization of mortgage procurement costs	(11,182)	(526)	(3,163)	(1,173)	(14,992)
Gain (loss) on extinguishment of debt	7,096	(603)	(495)	(464)	6,740
Interest and other income	45,546	739	2,438	388	47,633
Gain on disposition of rental properties	—	—	51,066	99,935	151,001
Earnings (loss) before income taxes	(88,872)	(4,588)	45,074	104,989	65,779
Income tax expense (benefit)
Current	(61,284)	—	—	64,440	3,156
Deferred	46,559	—	—	(17,087)	29,472
	(14,725)	—	—	47,353	32,628
Net gain on change in control of interests	6,766	2,702	—	—	4,064
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss), including impairment	85,408	347	(85,851)	—	(790)
Net loss on land held for divestiture activity	(40,777)	—	40,777	—	—
	44,631	347	(45,074)	—	(790)
Earnings (loss) from continuing operations	(22,750)	(1,539)	—	57,636	36,425
Discontinued operations, net of tax:
Operating earnings from rental properties	6,119	420	—	(5,699)	—
Impairment of real estate	(2,604)	—	—	2,604	—
Gain on disposition of rental properties	55,506	965	—	(54,541)	—
	59,021	1,385	—	(57,636)	—
Net earnings (loss)	36,271	(154)	—	—	36,425
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	1,539	1,539	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(1,385)	(1,385)	—	—	—
	154	154	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$36,425	$—	$—	$—	$36,425
Preferred dividends and inducements of preferred stock conversion	(32,129)	—	—	—	(32,129)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$4,296	$—	$—	$—	$4,296

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – December 31, 2013
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - December 31, 2013
Completed Rental Properties
	Adjusted
	Q4 2013	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$33.8	$3.3	$37.1	$148.4	$(1,602.2)
Specialty Retail Centers	14.7	0.1	14.8	59.2	(591.8)
Subtotal Retail	$48.5	$3.4	$51.9	$207.6	$(2,194.0)
Office
Life Science	$15.7	$(3.0)	$12.7	$50.8	$(371.4)
New York	29.9	3.2	33.1	132.4	(1,238.7)
Central Business District	3.8	0.5	4.3	17.2	(97.1)
Suburban/Other	4.0	—	4.0	16.0	(160.0)
Subtotal Office	$53.4	$0.7	$54.1	$216.4	$(1,867.2)
Arena	$7.1	$1.9	$9.0	$35.8	$(145.1)
Residential Real Estate
Apartments	$39.3	$3.2	$42.5	$170.0	$(1,777.6)
Subsidized Senior Housing	3.3	0.8	4.1	16.4	(116.2)
Military Housing	7.1	(3.3)	3.8	15.0	(54.0)

Subtotal Rental Properties	$158.7	$6.7	$165.4	$661.2	$(6,154.1)
Other	(45.3)	36.5	(8.8)	(35.0)	—
Total Rental Properties	$113.4	$43.2	$156.6	$626.2	$(6,154.1)

Development Pipeline				Book Value (4)
Projects under construction				$242.9	$(124.0)
Projects under development				$256.0	$(36.3)
Development project held for sale				$366.8	$(168.3)
Land inventory				$121.2	$—
Other Tangible Assets
Cash and equivalents				$311.7
Restricted cash and escrowed funds				$345.3
Notes and accounts receivable, net (5)				$469.9
Net investments and advances to unconsolidated entities				$252.7
Prepaid expenses and other deferred costs, net				$137.6
Land held for divestiture				$8.6	$(8.6)
Recourse Debt and Other Liabilities
Bank revolving credit facility				$—
Senior and subordinated debt				$(700.0)
Less: convertible debt				$700.0
Construction payables				$(113.8)
Operating accounts payable and accrued expenses (6)				$(668.6)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended December 31, 2013 (in millions)				235.6

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – December 31, 2013 (continued)

(1)
Adjusted Q4 2013 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended December 31, 2013 in the Supplemental Operating Information section of this supplemental package. See page 2 for additional information regarding Adjusted Q4 2013 data.

(2)
The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of February 17, 2014
	(in millions)
Apartments:
The Continental	$54.8	$54.8	84%
1111 Stratford	$23.9	$23.9	30%
Aster Conservatory Green	$49.5	$44.6	21%
Specialty Retail Centers:
The Yards - Boilermaker Shops	$21.9	$21.9	84%
The Yards - Lumber Shed	$15.5	$15.5	83%
Regional Mall:
Westchester's Ridge Hill	$891.1	$891.1	64%/73%

a)
NOI for The Continental, 1111 Stratford, Aster Conservatory Green, The Yards - Boilermaker Shops and The Yards - Lumber Shed is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b)
NOI for Westchester's Ridge Hill is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 853,000 square feet of leases that have been signed, representing 64% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 73%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c)
Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Adjusted Q4 2013 NOI to arrive at an annual stabilized NOI of $35.8 million.

In addition, we include stabilization adjustments to the Adjusted Q4 2013 NOI as follows:

d)
Due to temporary declines in occupancy at One Pierrepont Plaza (New York Office) and Heritage (Apartments), we have included stabilization adjustments to the Adjusted Q4 2013 NOI to arrive at our estimate of stabilized NOI.

e)
Due to the fluctuation of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Adjusted Q4 2013 NOI to arrive at our estimate of stabilized NOI.

f)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million.

g)	Other excludes write-offs of abandoned development projects and demolition costs of $36.2 million, tax credit income of $4.0 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Adjusted Q4 2013 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of December 31, 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Includes $168.3 million of straight-line rent receivable (net of $11.0 million of allowance for doubtful accounts).

(6)	Includes $35.9 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data - December 31, 2013 and January 31, 2013
Retail and office occupancy data is based on square feet leased at the end of the fiscal quarter. Residential occupancy data represents economic occupancy, which is calculated by dividing the year-to-date gross potential rent less vacancy by gross potential rent.

	Occupancy as of
Retail (1)	December 31, 2013	January 31, 2013
Comparable	92.4%	91.8%
Total	89.8%	89.1%
Office
Comparable	92.8%	91.9%
Total	92.3%	88.2%
Residential (2)
Comparable	94.7%	94.5%
Total	93.1%	94.3%

(1)
Retail occupancy data excludes leases with original terms of one year or less. Inclusive of these amounts, comparable retail occupancy was 94.5% (92.1% in total) as of December 31, 2013 and 94.2% (91.3% in total) as of January 31, 2013.

(2)	Excludes military and limited-distribution subsidized senior housing units.

The graph below provides comparable occupancy data as reported in previous quarters. Prior period amounts may differ from above because the properties that qualify as comparable change from period to period.
Comparable Occupancy Percentage Recap (3)

(3)
Retail occupancy data excludes leases with original terms of one year or less. Inclusive of these amounts, comparable retail occupancy was 93.7%, 93.8%, 94.2%, 94.5% and 94.5% as of January 31, 2013, April 30, 2013, July 31, 2013, October 31, 2013 and December 31, 2013, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1) (2)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in this supplemental package.

(2)
The increase for the rolling 12-months ended December 31, 2013 is primarily due to the exclusion of sales data at Orchard Town Center, which was disposed of in Q4-2013. With a comparable exclusion of Orchard Town Center sales data, sales per square foot for the rolling 12-months ended September 30, 2013, would have been $495.

The graph below represents percentage of tenant sales growth in our comparable regional malls for all comparable tenants. Comparable tenants are those that were open and operating in both the current period and corresponding prior period presented. The tenants included in the graph below may not be the same as those included in the graph above.

Year-to-Date Comparable FCE Regional Mall Sales Growth (1)
Percentage Growth over same period in prior year

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and gross leasable area (“GLA”) signed on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)	Expired Rent Per Square Foot (1)	Cash Basis % Change over Prior Rent
Q1 2013	38	115,625	$54.92	$46.15
Q2 2013	26	70,059	$61.19	$52.67
Q3 2013	39	101,994	$56.90	$50.47
Stub Q4 2013 (2 months)	15	50,686	$58.41	$45.98
Total (11 months)	118	338,364	$57.26	$48.75	17.5%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)	Expired Rent Per Square Foot (1)	Cash Basis % Change over Prior Rent
Q1 2013	9	51,398	$42.58	$35.44
Q2 2013	3	46,194	$42.03	$42.12
Q3 2013	4	33,643	$36.19	$42.09
Stub Q4 2013 (2 months)	3	4,905	$31.46	$30.24
Total (11 months)	19	136,140	$40.41	$39.16	3.2%

Office Buildings
The following table represents all new leases signed compared with terms of all expired leases in our office portfolio over the past 11 months. Changes in rent per square foot between all new and all expired leases are influenced by various factors, including but not limited to non-comparable markets, non-comparable buildings and varying quality of space within those buildings. Depending on the mix of new and expired leases, the percentage change in rent per square foot will vary accordingly.
Office Buildings

Quarter	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (1)	Expired Rent Per Square Foot (1)	Cash Basis % Change over Prior Rent
Q1 2013	32	31	417,154	530,109	$52.33	$44.37
Q2 2013	26	21	343,641	140,287	$33.90	$30.15
Q3 2013	30	17	118,040	106,986	$19.07	$28.15
Stub Q4 2013 (2 months)	20	22	95,264	62,670	$18.21	$16.74
Total (11 months)	108	91	974,099	840,052	$38.58	$37.86	1.9%

Office Buildings by Product in Core and Non-Core Markets

	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (1)	Expired Rent Per Square Foot (1)	Cash Basis % Change over Prior Rent
Products:
Life Science Office	8	13	278,877	288,885	$63.07	$52.93
Other Office	60	45	502,650	400,998	$32.37	$34.15
Total Office in Core Markets	68	58	781,527	689,883	$43.32	$42.01
Office in Non-Core Markets	40	33	192,572	150,169	$18.72	$18.80
Total	108	91	974,099	840,052	$38.58	$37.86	1.9%

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our Apartment Communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Two Months	Three Months		Two Months	Three Months
	Leasable	Ended	Ended		Ended	Ended
Comparable Apartment	Units at	December 31,	January 31,		December 31,	January 31,
Communities (1)	Pro-Rata % (3)	2013	2013	% Change	2013	2013	% Change
Core Markets	7,956	$1,743	$1,676	4.0%	94.9%	95.0%	(0.1)%
Non-Core Markets	8,945	$971	$955	1.7%	93.7%	93.7%	—
Total Comparable Apartments	16,901	$1,334	$1,294	3.1%	94.5%	94.5%	—

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
	Leasable	11 Months Ended	Year Ended		11 Months Ended	Year Ended
Comparable Apartment	Units at	December 31,	January 31,		December 31,	January 31,
Communities (1)	Pro-Rata % (3)	2013	2013	% Change	2013	2013	% Change
Core Markets	7,709	$1,699	$1,631	4.2%	95.2%	95.1%	0.1%
Non-Core Markets	8,945	$958	$937	2.2%	94.1%	93.6%	0.5%
Total Comparable Apartments	16,654	$1,301	$1,258	3.4%	94.7%	94.5%	0.2%

Sequential Quarter Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Two Months	Three Months		Two Months	Three Months
	Leasable	Ended	Ended		Ended	Ended
Comparable Apartment	Units at	December 31,	October 31,		December 31,	October 31,
Communities (1)	Pro-Rata % (3)	2013	2013	% Change	2013	2013	% Change
Core Markets	8,628	$1,823	$1,799	1.3%	94.8%	95.3%	(0.5)%
Non-Core Markets	9,252	$965	$959	0.6%	93.7%	94.3%	(0.6)%
Total Comparable Apartments	17,880	$1,379	$1,365	1.0%	94.4%	95.0%	(0.6)%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the two months ended December 31, 2013, 18.9% of leasable units in core markets and 3.5% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Pro-Rata Comparable NOI (% change over same period prior year)

	Three Months Ended	Eleven Months Ended
	December 31, 2013 (1)	December 31, 2013
Retail	3.6%	3.6%
Office (2)	(9.3)%	(6.4)%
Residential	3.3%	4.7%
Total	(2.0)%	(0.2)%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages furnished with the Securities and Exchange Commission and available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						11 Months Ended	Years Ended
	December 31, 2013 (1)	October 31, 2013	July 31, 2013	April 30, 2013	January 31, 2013		December 31, 2013	January 31, 2013	January 31, 2012
Retail	3.6%	0.5%	3.5%	0.5%	2.8%	Retail	3.6%	2.1%	2.6%
Office	(9.3)%	(4.0)%	(4.7)%	(6.0)%	1.2%	Office	(6.4)%	2.1%	(2.6)%
Residential	3.3%	5.3%	7.1%	1.7%	6.4%	Residential	4.7%	7.3%	7.3%
Total	(2.0)%	(0.1)%	1.1%	(1.9)%	3.0%	Total	(0.2)%	3.2%	1.4%

(1)	Represents pro-rata Comparable NOI percent increases (decreases) for the Adjusted Q4 2013 NOI over the comparable prior period. See page 2 for additional information regarding Adjusted Q4 2013 data.

(2)	Primarily due to decreased occupancy at One Pierrepont Plaza.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended December 31, 2013 (1)				Three Months Ended December 31, 2012 (2)				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$41,704	$—	$—	$41,704	$40,254	$—	$—	$40,254	3.6%	3.6%
Total	47,250	—	1,282	48,532	58,486	2,008	2,023	58,501
Office Buildings
Comparable	54,005	2,752	—	51,253	58,877	2,369	—	56,508	(8.3)%	(9.3)%
Total	59,517	6,129	—	53,388	57,262	2,395	3,982	58,849
Hotels	—	—	—	—	1,158	—	1,967	3,125
Land Sales	(11)	—	—	(11)	—	—	—	—
Write-offs of abandoned development projects and demolition costs	(31,640)	—	—	(31,640)	—	—	—	—
Other (3)	(8,278)	(384)	—	(7,894)	(479)	(13)	9	(457)
Total Commercial Group
Comparable	95,709	2,752	—	92,957	99,131	2,369	—	96,762	(3.5)%	(3.9)%
Total	66,838	5,745	1,282	62,375	116,427	4,390	7,981	120,018
Arena	13,704	6,598	—	7,106	11,976	5,557	—	6,419
Residential Group
Apartments
Comparable	37,850	655	—	37,195	36,617	622	—	35,995	3.4%	3.3%
Total	40,201	933	—	39,268	41,822	1,101	521	41,242
Subsidized Senior Housing	3,508	164	—	3,344	3,559	94	—	3,465
Military Housing	7,429	361	—	7,068	6,975	254	—	6,721
Land Sales	193	—	—	193	—	—	—	—
Write-offs of abandoned development projects	(4,453)	—	—	(4,453)	(370)	—	—	(370)
Other (3)	(1,645)	(129)	—	(1,516)	500	(1,040)	91	1,631
Total Residential Group
Comparable	37,850	655	—	37,195	36,617	622	—	35,995	3.4%	3.3%
Total	45,233	1,329	—	43,904	52,486	409	612	52,689
Total Rental Properties
Comparable	133,559	3,407	—	130,152	135,748	2,991	—	132,757	(1.6)%	(2.0)%
Total	125,775	13,672	1,282	113,385	180,889	10,356	8,593	179,126
Land Development Group	10,436	1,083	—	9,353	3,302	716	—	2,586
The Nets	(89)	—	—	(89)	15,781	—	—	15,781
Corporate Activities	(10,554)	—	—	(10,554)	(13,503)	—	—	(13,503)
Grand Total	$125,568	$14,755	$1,282	$112,095	$186,469	$11,072	$8,593	$183,990

(1)	Represents Adjusted Q4 2013 NOI. See page 2 for additional information regarding Adjusted Q4 2013 data.

(2)	Represents NOI for the three months ended December 31, 2012 presented for comparability purposes to the Adjusted Q4 2013 data.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	11 Months Ended December 31, 2013				11 Months Ended December 31, 2012				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$187,341	$3,671	$—	$183,670	$181,317	$3,953	$—	$177,364	3.3%	3.6%
Total	205,243	2,832	6,664	209,075	219,246	7,714	10,793	222,325
Office Buildings
Comparable	201,724	8,654	—	193,070	214,058	7,683	—	206,375	(5.8)%	(6.4)%
Total	216,009	13,220	4,905	207,694	216,839	7,868	15,226	224,197
Hotels	1,391	—	2,628	4,019	4,083	—	6,948	11,031
Land Sales (1)	9,514	—	1,310	10,824	38,545	—	1,656	40,201
Write-offs of abandoned development projects and demolition costs	(33,188)	—	—	(33,188)	(13,044)	—	—	(13,044)
Other (2)	(31,764)	(1,052)	212	(30,500)	(4,241)	(195)	1,250	(2,796)
Total Commercial Group
Comparable	389,065	12,325	—	376,740	395,375	11,636	—	383,739	(1.6)%	(1.8)%
Total	367,205	15,000	15,719	367,924	461,428	15,387	35,873	481,914
Arena	31,511	15,093	—	16,418	(2,827)	(579)	—	(2,248)
Residential Group
Apartments
Comparable	140,004	2,372	—	137,632	133,890	2,442	—	131,448	4.6%	4.7%
Total	150,926	3,551	220	147,595	141,880	3,391	5,169	143,658
Subsidized Senior Housing	13,887	581	—	13,306	18,465	354	—	18,111
Military Housing	20,931	561	—	20,370	26,532	914	—	25,618
Land Sales	224	—	—	224	—	—	—	—
Write-offs of abandoned development projects	(7,019)	—	—	(7,019)	(710)	—	—	(710)
Other (2)	(10,142)	(1,931)	202	(8,009)	(4,311)	(625)	418	(3,268)
Total Residential Group
Comparable	140,004	2,372	—	137,632	133,890	2,442	—	131,448	4.6%	4.7%
Total	168,807	2,762	422	166,467	181,856	4,034	5,587	183,409
Total Rental Properties
Comparable	529,069	14,697	—	514,372	529,265	14,078	—	515,187	0.0%	(0.2)%
Total	567,523	32,855	16,141	550,809	640,457	18,842	41,460	663,075
Land Development Group	27,704	3,163	—	24,541	14,743	2,243	—	12,500
The Nets	(2,802)	—	—	(2,802)	(5,256)	—	—	(5,256)
Corporate Activities	(47,507)	—	—	(47,507)	(50,222)	—	—	(50,222)
Grand Total	$544,918	$36,018	$16,141	$525,041	$599,722	$21,085	$41,460	$620,097

(1)	Includes $8,927 and $36,484 of NOI generated from certain non-outlot land sales at full and pro-rata consolidation for the 11 months ended December 31, 2013 and 2012, respectively.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

11 Months Ended December 31, 2013    11 Months Ended December 31, 2012

NOI by Product Type	$624,896	NOI by Product Type	$650,126
Hotels	4,019	Hotels	11,031
Non-outlot land sale	8,927	Casino land sale	36,484
Arena	16,418	Arena	(2,248)
The Nets	(2,802)	The Nets	(5,256)
Corporate Activities	(47,507)	Corporate Activities	(50,222)
Write-offs of abandoned development projects and demolition costs	(40,401)	Write-offs of abandoned development projects	(13,754)
Other (3)	(38,509)	Other (3)	(6,064)
Grand Total NOI	$525,041	Grand Total NOI	$620,097

(1)	Includes commercial and residential outlot land sales.

(2)	Includes limited-distribution subsidized senior housing.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

11 Months Ended December 31, 2013    11 Months Ended December 31, 2012

NOI by Market	$604,526	NOI by Market	$624,508
Hotels	4,019	Hotels	11,031
Non-outlot land sale	8,927	Casino land sale	36,484
Arena	16,418	Arena	(2,248)
Military Housing	20,370	Military Housing	25,618
The Nets	(2,802)	The Nets	(5,256)
Corporate Activities	(47,507)	Corporate Activities	(50,222)
Write-offs of abandoned development projects and demolition costs	(40,401)	Write-offs of abandoned development projects	(13,754)
Other (3)	(38,509)	Other (3)	(6,064)
Grand Total NOI	$525,041	Grand Total NOI	$620,097

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands)

	Three Months Ended December 31, 2013 (1)					Three Months Ended December 31, 2012 (2)
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (3)	$125,568	$14,755	$—	$1,282	$112,095	$186,469	$11,072	$—	$8,593	$183,990
Interest expense	(64,575)	(6,590)	(28,983)	(19)	(86,987)	(84,229)	(6,957)	(27,274)	(3,317)	(107,863)
Interest expense of unconsolidated entities	(28,983)	—	28,983	—	—	(27,274)	—	27,274	—	—
Gain (loss) on extinguishment of debt	(13,879)	—	(5)	—	(13,884)	(1,186)	(415)	—	(276)	(1,047)
Gain (loss) on extinguishment of debt of unconsolidated entities	(5)	—	5	—	—	—	—	—	—	—
Equity in (earnings) loss of unconsolidated entities	(52,586)	(141)	51,450	—	(995)	(58,987)	(87)	42,304	—	(16,596)
Net gain (loss) on land held for divestiture activity	173	—	578	—	751	(968)	(2)	(824)	—	(1,790)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	578	—	(578)	—	—	(824)	—	824	—	—
Net gain (loss) on disposition of rental properties and partial interests in rental properties	109,940	—	35,659	(2,511)	143,088	—	—	34,959	77,129	112,088
Gain (loss) on disposition of unconsolidated entities	35,659	—	(35,659)	—	—	34,959	—	(34,959)	—	—
Impairment of consolidated and unconsolidated real estate	(474,370)	(62,909)	—	(15,649)	(427,110)	(30,200)	—	—	—	(30,200)
Depreciation and amortization—Real Estate Groups (a)	(59,997)	(5,264)	(21,655)	(1,109)	(77,497)	(60,957)	(4,361)	(19,624)	(3,526)	(79,746)
Amortization of mortgage procurement costs	(1,837)	(147)	(778)	(2)	(2,470)	(2,748)	(185)	(755)	(149)	(3,467)
Depreciation and amortization of unconsolidated entities	(22,433)	—	22,433	—	—	(20,379)	—	20,379	—	—
Straight-line rent adjustment	10,988	—	—	99	11,087	3,498	—	—	121	3,619
Earnings (loss) before income taxes	(435,759)	(60,296)	51,450	(17,909)	(341,922)	(62,826)	(935)	42,304	78,575	58,988
Income tax benefit (expense)	126,486	—	—	7,028	133,514	2,249	—	—	(33,790)	(31,541)

Equity in earnings (loss) of unconsolidated entities, gross of tax	52,008	141	(50,872)	—	995	59,811	87	(43,128)	—	16,596
Net gain (loss) on land held for divestiture activity of unconsolidated entities, gross of tax	578	—	(578)	—	—	(824)	—	824	—	—
	52,586	141	(51,450)	—	995	58,987	87	(42,304)	—	16,596
Earnings (loss) from continuing operations	(256,687)	(60,155)	—	(10,881)	(207,413)	(1,590)	(848)	—	44,785	44,043
Discontinued operations, net of tax	(10,881)	—	—	10,881	—	44,671	(114)	—	(44,785)	—
Net earnings (loss)	(267,568)	(60,155)	—	—	(207,413)	43,081	(962)	—	—	44,043
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests, gross of tax	60,155	60,155	—	—	—	848	848	—	—	—
(Earnings) loss from discontinued operations attributable to noncontrolling interests	—	—	—	—	—	114	114	—	—	—
	60,155	60,155	—	—	—	962	962	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(207,413)	$—	$—	$—	$(207,413)	$44,043	$—	$—	$—	$44,043
Preferred dividends and inducements of preferred stock conversion	—	—	—	—	—	(20,579)	—	—	—	(20,579)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(207,413)	$—	$—	$—	$(207,413)	$23,464	$—	$—	$—	$23,464
(a) Depreciation and amortization - Real Estate Groups	$59,997	$5,264	$21,655	$1,109	$77,497	$60,957	$4,361	$19,624	$3,526	$79,746
Depreciation and amortization - Non-Real Estate	1,362	—	—	—	1,362	848	—	—	—	848
Total depreciation and amortization	$61,359	$5,264	$21,655	$1,109	$78,859	$61,805	$4,361	$19,624	$3,526	$80,594

(1)	Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

(2)	Represents data for the three months ended December 31, 2012 presented for comparability purposes to the Adjusted Q4 2013 data.

(3)	For component detail of NOI by segment, see the Summary of FFO schedules for the three and eleven months ended December 31, 2013, included elsewhere in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands) (continued)

	11 Months Ended December 31, 2013					11 Months Ended December 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$544,918	$36,018	$—	$16,141	$525,041	$599,722	$21,085	$—	$41,460	$620,097
Interest expense	(292,324)	(25,582)	(98,608)	(4,725)	(370,075)	(236,287)	(14,151)	(98,625)	(14,547)	(335,308)
Interest expense of unconsolidated entities	(98,608)	—	98,608	—	—	(98,625)	—	98,625	—	—
Gain (loss) on extinguishment of debt	4,549	—	(62)	(36)	4,451	6,807	(603)	(1,313)	(464)	5,633
Gain (loss) on extinguishment of debt of unconsolidated entities	(62)	—	62	—	—	(1,313)	—	1,313	—	—
Equity in (earnings) loss of unconsolidated entities, including impairment	(109,163)	503	113,100	—	3,434	(41,937)	(347)	42,909	—	1,319
Net gain (loss) on land held for divestiture activity	(7,382)	(720)	1,338	—	(5,324)	(4,457)	3,754	(42,606)	—	(50,817)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	1,338	—	(1,338)	—	—	(42,606)	—	42,606	—	—
Net gain (loss) on disposition of rental properties and partial interests in rental properties	496,092	—	68,430	35,871	600,393	—	—	51,066	100,347	151,413
Gain (loss) on disposition of unconsolidated entities	68,430	—	(68,430)	—	—	51,066	—	(51,066)	—	—
Impairment of consolidated and unconsolidated real estate	(475,555)	(62,909)	—	(22,519)	(435,165)	(30,660)	—	(390)	(4,254)	(35,304)
Impairment of unconsolidated real estate	—	—	—	—	—	(390)	—	390	—	—
Depreciation and amortization—Real Estate Groups (a)	(274,715)	(17,698)	(71,769)	(6,811)	(335,597)	(192,245)	(8,057)	(74,064)	(16,678)	(274,930)
Amortization of mortgage procurement costs	(8,561)	(619)	(2,921)	(290)	(11,153)	(10,186)	(468)	(3,025)	(1,130)	(13,873)
Depreciation and amortization of unconsolidated entities	(74,690)	—	74,690	—	—	(77,089)	—	77,089	—	—
Straight-line rent adjustment	19,804	—	—	685	20,489	12,222	—	—	1,349	13,571
Earnings (loss) before income taxes	(205,929)	(71,007)	113,100	18,316	(3,506)	(65,978)	1,213	42,909	106,083	81,801
Income tax benefit (expense)	9,334	—	—	(10,463)	(1,129)	13,291	—	—	(46,382)	(33,091)
Net gain on change in control of interests	2,762	—	—	—	2,762	6,766	2,702	—	—	4,064

Equity in earnings (loss) of unconsolidated entities, including impairment of depreciable real estate, gross of tax	107,825	(503)	(111,762)	—	(3,434)	84,543	347	(85,515)	—	(1,319)
Net gain (loss) on land held for divestiture activity of unconsolidated entities, gross of tax	1,338	—	(1,338)	—	—	(42,606)	—	42,606	—	—
	109,163	(503)	(113,100)	—	(3,434)	41,937	347	(42,909)	—	(1,319)
Earnings (loss) from continuing operations	(84,670)	(71,510)	—	7,853	(5,307)	(3,984)	4,262	—	59,701	51,455
Discontinued operations, net of tax	13,880	6,027	—	(7,853)	—	61,074	1,373	—	(59,701)	—
Net earnings (loss)	(70,790)	(65,483)	—	—	(5,307)	57,090	5,635	—	—	51,455
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests, gross of tax	71,510	71,510	—	—	—	(4,262)	(4,262)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(6,027)	(6,027)	—	—	—	(1,373)	(1,373)	—	—	—
	65,483	65,483	—	—	—	(5,635)	(5,635)	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(5,307)	$—	$—	$—	$(5,307)	$51,455	$—	$—	$—	$51,455
Preferred dividends and inducements of preferred stock conversion	(185)	—	—	—	(185)	(32,129)	—	—	—	(32,129)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(5,492)	$—	$—	$—	$(5,492)	$19,326	$—	$—	$—	$19,326
(a) Depreciation and amortization—Real Estate Groups	274,715	17,698	71,769	6,811	$335,597	192,245	8,057	74,064	16,678	$274,930
Depreciation and amortization—Non-Real Estate	4,474	—	—	—	4,474	2,799	—	—	—	2,799
Total depreciation and amortization	$279,189	$17,698	$71,769	$6,811	$340,071	$195,044	$8,057	$74,064	$16,678	$277,729

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three and eleven months ended December 31, 2013, included elsewhere in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Results of Operations
Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the 11 months ended December 31, 2013 was $5,307,000 versus net earnings of $51,455,000 for the 11 months ended December 31, 2012. Although we have substantial recurring revenue sources from our properties, we also enter into significant transactions, which create substantial variances in operating results between periods.The variance to the prior period is primarily attributable to the following decreases, which are net of noncontrolling interest:

•	$399,861,000 related to a 2013 increase in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

•
$62,342,000 related to an increase in depreciation and amortization expense of consolidated (including discontinued operations) and unconsolidated entities primarily due to accelerated depreciation expense at Ten MetroTech Center, an office building in Brooklyn, New York, due to a change in the estimated useful life of the building, as a result of the planned demolition in 2013 and several large property openings in 2012 and 2011;

•	$40,064,000 related to an increase in interest expense due to reduced capitalized interest on our projects under construction and development as we reduce our construction pipeline;

•	$39,233,000 related to 2012 gains on disposition of rental properties and unconsolidated investments exceeding 2013 gains;

•	$36,484,000 related to the 2012 sale of an approximate 10 acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•
$27,531,000 related to the decrease in net earnings before depreciation and amortization expense and gain on disposition of rental properties and unconsolidated investments at properties in which we disposed of our full or partial interest during 2012 and 2013;

•	$26,647,000 related to increased write-offs of abandoned development projects and demolition costs in 2013 compared with 2012;

•	$20,573,000 related to increased interest expense due to several large property openings in 2012 and 2011; and

•
$15,068,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting.

These decreases were partially offset by the following increases, net of noncontrolling interest:

•	$488,213,000 related to 2013 net gains on disposition of partial interests in rental properties and unconsolidated investments exceeding 2012 gains;

•
$45,493,000 related to a decrease in the net loss on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting in 2013 compared with 2012;

•	$30,837,000 related to the increase in NOI at properties that were opened during 2012 and 2013;

•	$18,666,000 related to increased NOI at Barclays Center due to the opening of the arena in September 2012;

•	$6,583,000 related to increased commercial outlot land sales in 2013 compared with 2012;

•	$5,388,000 related to a decrease in interest expense primarily due to decreased Senior Notes indebtedness; and

•
$31,962,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings (loss) including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the 11 months ended December 31, 2013, we invested $92,091,000 at pro-rata consolidation ($69,296,000 at full consolidation) in capital expenditures for our operating portfolio as compared with $118,545,000 at pro-rata consolidation ($95,577,000 at full consolidation) during the year ended January 31, 2013. The decrease in capital expenditures from the prior period is primarily attributable to the reporting of 11 months in 2013 compared with a year in 2012 and a reduction in significant tenant improvements at one of our Brooklyn office properties of $23,846,000 at pro-rata consolidation ($28,904,000 at full consolidation).

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Operating FFO to FFO - Pro-Rata Consolidation	Three Months Ended	Eleven Months Ended	Year Ended
	December 31, 2013 (1)	December 31, 2013	January 31, 2013
Portfolio Pre-tax FFO:	(in thousands)	(in thousands)
Commercial Group	$(324,786)	$(172,983)	$266,656
Residential Group	25,839	99,696	126,983
Arena	2,715	(395)	4,716
Land Group	10,204	19,173	(22,782)
Adjustments to Portfolio Pre-Tax FFO:
Net (gain) loss on land held for divestiture activity	(751)	5,324	33,463
Impairment of non-depreciable real estate	339,793	339,793	—
Write-offs of abandoned development projects and demolition costs	36,209	40,401	26,575
Tax credit income	(3,998)	(21,580)	(22,317)
(Gain) loss on extinguishment of portfolio debt	1,785	(22,558)	(7,529)
Change in fair market value of nondesignated hedges	(3,472)	4,055	(12,823)
Net gain on change in control of interests	—	(2,762)	(4,064)
Straight-line rent adjustments	(11,087)	(20,489)	(15,159)
Participation payments	—	2,801	1,716
Non-outlot land sales	—	(8,927)	(36,484)
Adjustments to Portfolio Pre-Tax FFO subtotal	358,479	316,058	(36,622)
Portfolio Pre-tax Operating FFO	72,451	261,549	338,951
Corporate Group Pre-tax FFO	(33,084)	(116,291)	(116,108)
Loss on extinguishment of debt - Corporate Group	12,099	18,107	789
Operating FFO	51,466	163,365	223,632
Nets Pre-tax FFO	(89)	(2,802)	(4,672)
Add back adjustments to Portfolio Pre-Tax FFO above	(358,479)	(316,058)	36,622
Add back loss on extinguishment of debt - Corporate Group	(12,099)	(18,107)	(789)
Income tax benefit (expense) on FFO	155,230	195,863	12,615
FFO	$(163,971)	$22,261	$267,408

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO	$51,466	$163,365	$223,632
If-Converted Method (adjustments for interest, pre-tax):
3.625% Puttable Senior Notes due 2014	—	2,083	7,250
5.00% Convertible Senior Notes due 2016	625	2,292	2,500
4.25% Convertible Senior Notes due 2018	3,719	13,635	14,877
3.625% Convertible Senior Notes due 2020	2,718	4,891	—
Operating FFO for per share data	$58,528	$186,266	$248,259

Denominator
Weighted average shares outstanding - Diluted (2)	235,636,819	228,897,318	222,264,328
Operating FFO Per Share	$0.25	$0.81	$1.12

(1)	Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

(2)
Includes dilutive securities of 37,909,215 and 30,111,952 for the three and eleven months ended December 31, 2013, respectively, for the computation of Operating FFO per share because their effect is dilutive under the if-converted method, which securities were not included in the computation of diluted FFO per share because their effect was anti-dilutive.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
11 Months Ended December 31, 2013 vs. Year Ended January 31, 2013
(in millions)
Operating FFO Increase
Operating FFO Decrease
$250.0
$230.0
$210.0
$190.0
$170.0
$150.0
$130.0
$223.6
11.7
8.7
7.5
8.1
12.3
28.9
41.0
17.2
$163.4
Portfolio Operating FFO decreased $77.4 million
Year Ended January 31, 2013
New property openings
Operating FFO on mature portfolio
Other
Military Housing
One Pierrepont Plaza reduced Operating FFO
Property sales
Capitalized interest
Corporate activities and interest expense
11 Months Ended December 31, 2013

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended	Eleven Months Ended	Year Ended
	December 31, 2013 (1)	December 31, 2013	January 31, 2013
	(in thousands)	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(207,413)	$(5,307)	$36,425
Depreciation and Amortization—Real Estate Groups	77,497	335,597	301,437
Impairment of depreciable rental properties	87,317	95,372	35,304
Gain on disposition of full or partial interests in rental properties	(143,088)	(600,393)	(151,001)
Income tax expense (benefit) adjustments — current and deferred (3)
Gain on disposition of full or partial interests in rental properties	55,580	233,980	58,935
Impairment of depreciable rental properties	(33,864)	(36,988)	(13,692)
FFO	$(163,971)	$22,261	$267,408

FFO Per Share - Diluted
Numerator (in thousands):
FFO	$(163,971)	$22,261	$267,408
If-Converted Method (adjustments for interest, net of tax):
3.625% Puttable Senior Notes due 2014	—	—	4,438
5.000% Convertible Senior Notes due 2016	—	—	1,530
4.250% Convertible Senior Notes due 2018	—	—	9,107
3.625% Convertible Senior Notes due 2020	—	—	—
FFO for per share data	$(163,971)	$22,261	$282,483
Denominator
Weighted average shares outstanding—Basic	197,727,604	193,465,572	172,621,723
Effect of stock options, restricted stock and performance shares	—	1,584,402	1,081,949
Effect of convertible preferred stock	—	88,637	11,414,398
Effect of convertible debt	—	—	33,499,503
Effect of convertible Class A Common Units	—	3,646,755	3,646,755
Weighted average shares outstanding - Diluted (2)	197,727,604	198,785,366	222,264,328
FFO Per Share	$(0.83)	$0.11	$1.27

(1)	Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

(2)
For the three months ended December 31, 2013, the effect of 37,909,215 shares of dilutive securities was not included in the computation of diluted FFO per share because their effect is anti-dilutive due to the negative FFO for the quarter. For the eleven months ended December 31, 2013, weighted-average shares issuable upon the conversion of convertible debt of 30,111,952 were not included in the computation of diluted FFO per share because their effect is anti-dilutive under the if-converted method. As a result, adjustments to FFO are not required for interest expense of $4,323,000 and $14,019,000 for the three and eleven months ended December 31, 2013, respectively, related to these securities.

(3)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended	Eleven Months Ended	Year Ended
	December 31, 2013 (1)	December 31, 2013	January 31, 2013
	(in thousands)	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings
Current taxes	$(5,807)	$(75,284)	$(59,439)
Deferred taxes	(149,423)	(120,579)	46,824
Total income tax expense (benefit) on FFO	(155,230)	(195,863)	(12,615)

Income tax expense (benefit) on non-FFO
Gain on disposition of full or partial interests in rental properties
Current taxes	$1,875	$81,925	$62,595
Deferred taxes	53,705	152,055	(3,660)
Total gain on disposition of full or partial interests in rental properties	55,580	233,980	58,935

Impairment of depreciable rental properties
Deferred taxes	$(33,864)	$(36,988)	$(13,692)
Total income tax expense (benefit) on non-FFO	21,716	196,992	45,243
Grand Total	$(133,514)	$1,129	$32,628

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Lease Expirations as of December 31, 2013

Expiration Year	Number of Expiring Leases	Square Feet of Expiring Leases (1)	Percentage of Total Leased GLA	Contractual Rent Expiring (2)	Percentage of Total Contractual Rent	Average Contractual Rent Per Square Foot Expiring (1)
2014	344	1,120,539	10.09%	$24,438,111	9.26%	$39.12
2015	300	1,062,258	9.56	24,858,872	9.41	41.09
2016	239	1,048,938	9.45	25,611,071	9.70	46.28
2017	237	1,037,681	9.34	32,069,138	12.15	53.36
2018	182	951,164	8.57	22,123,103	8.38	37.96
2019	137	974,223	8.77	21,107,595	7.99	36.18
2020	93	738,959	6.65	16,832,571	6.37	40.89
2021	97	676,605	6.09	17,615,416	6.67	44.97
2022	116	1,118,516	10.07	28,981,791	10.98	39.93
2023	85	687,088	6.19	17,671,200	6.69	40.24
Thereafter	76	1,689,827	15.22	32,747,096	12.40	31.23
Total	1,906	11,105,798	100.00%	$264,055,964	100.00%	$40.38

(1)
Square feet of expiring leases and average contractual rent per square foot are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and overage rental payments (which are not reasonably estimable). Contractual rent per square foot includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes.

Retail Lease Expirations
Percentage of Contractual Rent Expiring
As of December 31, 2013

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Office Lease Expirations as of December 31, 2013

Expiration Year	Number of Expiring Leases	Square Feet of Expiring Leases (1)	Percentage of Total Leased GLA	Contractual Rent Expiring (2)	Percentage of Total Contractual Rent	Average Contractual Rent Per Square Foot Expiring (1)
2014	77	930,460	9.16%	$22,553,580	6.53%	$36.24
2015	54	431,002	4.24	10,073,494	2.92	28.12
2016	81	1,181,785	11.64	30,460,054	8.81	36.03
2017	46	418,576	4.12	8,247,201	2.39	26.32
2018	48	1,262,726	12.43	46,217,834	13.37	42.77
2019	34	939,279	9.25	24,878,150	7.20	33.63
2020	12	1,211,810	11.93	43,534,366	12.60	48.32
2021	11	612,681	6.03	18,062,854	5.23	33.43
2022	16	327,735	3.23	12,974,956	3.75	43.16
2023	12	598,139	5.89	35,052,398	10.14	59.05
Thereafter	30	2,243,154	22.08	93,504,596	27.06	44.54
Total	421	10,157,347	100.00%	$345,559,483	100.00%	$40.70

(1)
Square feet of expiring leases and average contractual rent per square foot are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square foot includes base rent, common area maintenance and real estate taxes.

Office Lease Expirations
Percentage of Contractual Rent Expiring
As of December 31, 2013

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Retail Tenants as of December 31, 2013

(Based on contractual rent 1% or greater of the Company’s ownership share)
Tenant	Primary DBA	Number of Leases	Leased Square Feet	Percentage of Total Retail Square Feet
Bass Pro Shops, Inc.	Bass Pro Shops	3	510,855	4.60%
Regal Entertainment Group	Regal Cinemas, Edwards Theatres, United Artists Theatres	5	381,461	3.44
Target Corporation	Target	2	362,498	3.27
Gap, Inc.	Banana Republic, Gap, Old Navy, Athleta	27	327,986	2.95
Dick’s Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy	6	326,866	2.94
AMC Entertainment, Inc.	AMC Theatres, MegaStar Theatres	4	325,563	2.93
The TJX Companies, Inc.	Marshalls, T.J.Maxx	9	287,958	2.59
Limited Brands, Inc.	Bath and Body Works, Victoria's Secret	37	231,627	2.09
H&M Hennes & Mauritz AB	H&M	11	203,110	1.83
Abercrombie & Fitch Co.	Abercrombie & Fitch, Hollister	23	161,913	1.46
Footlocker, Inc.	FootLocker, Lady FootLocker, Kids FootLocker, FootAction USA, Champs Sports	35	138,358	1.25
Forever 21, Inc.	Forever 21	8	121,255	1.09
Ascena Retail Group, Inc.	Justice, Lane Bryant, Dressbarn	24	119,825	1.08
Express, Inc.	Express	13	113,781	1.02
Costco Wholesale Corporation	Costco	1	110,074	0.99
Best Buy Co., Inc.	Best Buy	6	107,685	0.97
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	15	85,972	0.77
Subtotal		229	3,916,787	35.27
All Others		1,677	7,189,011	64.73
Total		1,906	11,105,798	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Office Tenants as of December 31, 2013

(Based on contractual rent 2% or greater of the Company's ownership share)
Tenant	Leased Square Feet	Percentage of Total Office Square Feet
City of New York	1,042,164	10.26%
Millennium Pharmaceuticals, Inc.	705,473	6.95
U.S. Government	444,933	4.38
WellPoint, Inc.	392,514	3.86
JP Morgan Chase & Co.	361,422	3.56
Bank of New York	323,043	3.18
National Grid	285,561	2.81
Morgan Stanley & Co.	202,980	2.00
Clearbridge Advisors, LLC, a Legg Mason Company	201,028	1.98
Covington & Burling, LLP	160,565	1.58
Johns Hopkins University	157,660	1.55
Seyfarth Shaw, LLP	96,909	0.95
Subtotal	4,374,252	43.06
All Others	5,783,095	56.94
Total	10,157,347	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings and Projects Under Construction
as of December 31, 2013

2013 Property Openings	Location	Date Opened/Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
						(in millions)
Residential:
The Continental	Dallas, TX	Q1-13	100%		100%	$54.8	$54.8	$54.8	203	5,000	84%
1111 Stratford	Stratford, CT	Q3-13/Q1-14	100%		100%	23.9	23.9	23.9	128	—	30%
Aster Conservatory Green	Denver, CO	Q3-13/14	90%		90%	49.5	49.5	44.6	352	—	21%
						$128.2	$128.2	$123.3	683	5,000
Retail Center:
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%		100%	$15.5	$15.5	$15.5	32,000	32,000	83%
Total 2013 Openings						$143.7	$143.7	$138.8

Projects Under Construction

Residential:
Radian (120 Kingston)	Boston, MA	Q2-14	50%	(e)	50%	$0.0	$133.3	$66.7	240	5,000
2175 Market Street	San Francisco, CA	Q3-14	25%		25%	41.6	41.6	10.4	88	6,000
The Yards - Twelve12	Washington, D.C.	Q3-14	80%	(f)	100%	122.3	122.3	122.3	218	88,000	Retail: 92%
Winchester Lofts	New Haven, CT	Q3-14	90%		90%	58.8	58.8	52.9	158	—
3700M (West Village)	Dallas, TX	Q3-14/Q4-14	25%	(e)	25%	0.0	89.3	22.3	381	—
Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q4-14	25%		25%	183.9	183.9	46.0	363	4,000
						$406.6	$629.2	$320.6	1,448	103,000
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(e)	50%	$0.0	$175.1	$87.6	246,000	246,000	94%
Total Projects Under Construction						$406.6	$804.3	$408.2

Fee Development Project (g)
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-		-	$0.0	$138.0	$0.0	234,000

(a)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For certain projects, the Company provides funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the Company's VIE.

(c)
Project cost at pro-rata share represents the Company's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting, the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property.

(d)	Lease commitments as of February 17, 2014.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Represents legal ownership of the residential units. Legal ownership for the retail space is 100%.

(g)	This is a fee development project in which the Company has no ownership interests. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
as of December 31, 2013

Below is a summary of our active large scale development projects, referred to as our “shadow pipeline,” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $477.5 million ($629.7 million at full consolidation) of Projects Under Development (including our Development Project Held for Sale) on our balance sheet and respective pro-rata mortgage debt of $180.2 million ($239.9 million at full consolidation).

1)	Atlantic Yards - Brooklyn, NY
Atlantic Yards, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Atlantic Yards is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction is underway on the first residential tower, B2 BKLYN, which is expected to open in Q4-2014.

On December 16, 2013, we signed a definitive agreement with Greenland Group Co. (“Greenland”), a Chinese state-owned enterprise, for a joint venture to develop the Brooklyn Atlantic Yards project. If effectuated, the joint venture will execute on the remaining development rights, including the infrastructure and vertical construction of the residential units, but excludes Barclays Center and the under construction B2 BKLYN apartment community. Under the joint venture, Greenland would acquire 70% of the project, co-develop the project with us and share in the entire project costs going forward at the same percentage interest. The joint venture would develop the project consistent with the approved master plan. All due diligence by Greenland has been completed and no other significant contingencies preventing the transaction from closing remain. The agreement is subject to necessary regulatory approvals but it is expected that all approvals will be received, allowing the transaction to close in mid-2014.

We have analyzed the agreement and determined that, upon closing, the joint venture will be accounted for on the equity method of accounting, resulting in the deconsolidation of the investment in Brooklyn Atlantic Yards and its allocation of the site acquisition costs. Based on the facts described above, we have estimated it is 90% likely the transaction will close and the asset will be sold. As a result, we have classified the assets and liabilities as held for sale on our consolidated balance sheet as of December 31, 2013, and recorded the asset at fair value, less costs to sell, resulting in an impairment of $242.4 million ($289.9 at full consolidation) recorded during the two months ended December 31, 2013.

2)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts, Boilermaker Shops and Lumber Shed. Additionally, Twelve12 is currently under construction.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The 31-acre Science + Technology Park at Johns Hopkins is a center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park. Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis which will be fully leased by the Department of Health & Mental Hygiene (DHMH).
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory at December 31, 2013 and January 31, 2013 follows:

	December 31, 2013		January 31, 2013
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$64,395	$58,149	$65,059	$58,801
Commercial Outlots	62,359	63,090	34,250	34,643
Total Land Inventory (1)	$126,754	$121,239	$99,309	$93,444

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation's largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of December 31, 2013, we own 427 gross acres, of which 164 acres are saleable. We also have an option to purchase an additional 888 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots, as of December 31, 2013, is Las Vegas Land, a 13.5 acre parcel of undeveloped land located in downtown Las Vegas, NV that is adjacent to the new City Hall opened in 2012.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Military Housing
Property Openings and Projects Under Construction
as of December 31, 2013
The Company provides development, construction and management services for the following Military Housing projects and receives agreed upon fees for these services. The following summary includes Military Housing properties opened and those project phases having a percentage of units both opened and under construction:

Property	Location	Date Opened/Anticipated Opening	FCE Pro-Rata %	No. of Units

Military Housing
Air Force Academy	Colorado Springs, CO	2007-2011	50.00%	427
Hawaii Phase IV (Under Construction)	Kaneohe, HI	2007-2014	*	1,141
Marines, Hawaii Increment II	Honolulu, HI	2007-2011	*	1,175
Midwest Millington	Memphis, TN	2008-2011	*	318
Navy, Hawaii Increment III	Honolulu, HI	2007-2011	*	2,520
Navy Midwest	Chicago, IL	2006-2011	*	1,401
Ohana Military Communities, Hawaii Increment I	Honolulu, HI	2005-2008	*	1,952
Pacific Northwest Communities	Seattle, WA	2007-2011	*	2,985
Southern Group:
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	22
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	345
Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	1,188
Shaw Air Force Base (Under Construction)	Sumter, SC	2011-2015	0.0%	630
Total Military Housing Units				14,104

*The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.
Summary of Military Housing Net Operating Income
Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $6,855,000 and $10,164,000 for the 11 months ended December 31, 2013 and year ended January 31, 2013, respectively.
Property and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $12,271,000 and $14,398,000 for the 11 months ended December 31, 2013 and year ended January 31, 2013, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Two months ended	Quarter Ended
	December 31, 2013	October 31, 2013	July 31, 2013	April 30, 2013	January 31, 2013
Class A Common Stock
Closing Price, end of period	$19.10	$20.26	$17.52	$18.67	$16.91
High Closing Price	$20.51	$20.50	$20.25	$18.67	$17.33
Low Closing Price	$18.20	$16.91	$17.15	$15.50	$13.97
Average Closing Price	$19.32	$18.72	$18.58	$17.15	$15.95
Total Volume	29,215,341	67,320,220	71,921,030	72,555,200	56,909,509
Average Volume	712,569	1,035,696	1,123,766	1,189,430	917,895
Common shares outstanding, end of period	177,556,917	177,536,314	177,525,166	173,373,837	163,722,658
Class B Common Stock
Closing Price, end of period	$18.93	$20.41	$17.75	$18.45	$16.90
High Closing Price	$20.41	$20.41	$20.00	$18.45	$17.22
Low Closing Price	$18.30	$16.87	$17.24	$15.73	$14.03
Average Closing Price	$19.24	$18.66	$18.57	$17.10	$15.89
Total Volume	28,007	32,292	31,457	59,883	51,472
Average Volume	683	497	492	982	830
Common shares outstanding, end of period	20,173,558	20,191,151	20,194,160	20,216,683	20,235,273
Common Equity Market Capitalization	$3,773,222,568	$4,008,987,114	$3,468,687,248	$3,609,887,338	$3,110,526,260
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s bank revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which the Company is compliant with at December 31, 2013, follows:

	Requirement Per Agreement	As of December 31, 2013	As of October 31, 2013	As of July 31, 2013	As of April 30, 2013
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.40x	1.60x	1.61x	1.64x	1.71x
Debt Yield Ratio	>9%	11.57%	11.82%	11.29%	11.29%
Cash Flow Coverage Ratio	2.75x	3.62x	3.37x	3.28x	3.19x
Total Development Ratio	<17%	7.82%	8.90%	8.89%	8.53%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,738,475	$3,845,750	$3,923,092	$3,812,603

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)
As of December 31, 2013

	Year Ending December 31, 2014				Year Ending December 31, 2015
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$155,860	$47,204	$234,191	$342,847	$296,241	$28,919	$206,965	$474,287
Weighted average rate	6.85%	10.83%	5.50%	5.38%	5.57%	5.85%	5.51%	5.53%
Variable:
Variable-rate debt	593,302	98	29,695	622,899	128,160	5,958	124,413	246,615
Weighted average rate	3.70%	3.62%	3.08%	3.67%	3.07%	3.42%	2.37%	2.71%
Tax-Exempt	90,810	—	799	91,609	45,010	33,809	53,034	64,235
Weighted average rate	2.66%	—)%	1.37%	2.65%	2.04%	2.04%	2.50%	2.42%
Total variable-rate debt	684,112	98	30,494	714,508	173,170	39,767	177,447	310,850
Total Nonrecourse Debt	$839,972	$47,302	$264,685	$1,057,355	$469,411	$68,686	$384,412	$785,137
Weighted Average Rate	4.17%	10.81%	5.22%	4.14%	4.55%	3.76%	4.08%	4.39%

	Thereafter				Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$2,129,236	$382,102	$1,432,507	$3,179,641	$2,581,337	$458,225	$1,873,663	$3,996,775
Weighted average rate	5.12%	6.65%	5.27%	5.01%	5.28%	7.03%	5.33%	5.10%
Variable:
Variable-rate debt	711,263	—	165,896	877,159	1,432,725	6,056	320,004	1,746,673
Weighted average rate	6.04%	—%	3.64%	5.59%	4.81%	3.42%	3.10%	4.50%
Tax-Exempt	429,624	2,374	164,751	592,001	565,444	36,183	218,584	747,845
Weighted average rate	1.16%	0.84%	1.41%	1.23%	1.47%	1.96%	1.67%	1.51%
Total variable-rate debt	1,140,887	2,374	330,647	1,469,160	1,998,169	42,239	538,588	2,494,518
Total Nonrecourse Debt	$3,270,123	$384,476	$1,763,154	$4,648,801	$4,579,506	$500,464	$2,412,251	$6,491,293
Weighted Average Rate	4.80%	6.62%	4.76%	4.63%	4.66%	6.62%	4.70%	4.52%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Eleven Months Ended December 31, 2013 (in thousands)

	Three Months Ended December 31, 2013 (1)					Eleven Months Ended December 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Revenues from real estate operations	$142,636	$5,095	$73,824	$4,812	$216,177	$615,550	$23,415	$234,740	$40,908	$867,783
Exclude straight-line rent adjustment	(11,164)	—	—	(99)	(11,263)	(21,200)	—	—	(685)	(21,885)
Adjusted revenues	131,472	5,095	73,824	4,713	204,914	594,350	23,415	234,740	40,223	845,898
Add interest and other income	9,755	3,396	40	—	6,399	18,127	3,447	189	223	15,092
Equity in earnings (loss) of unconsolidated entities	45,430	—	(45,474)	—	(44)	91,140	—	(93,002)	—	(1,862)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(35,659)	—	35,659	—	—	(68,430)	—	68,430	—	—
Exclude depreciation and amortization of unconsolidated entities	14,253	—	(14,253)	—	—	43,964	—	(43,964)	—	—
Exclude interest expense of unconsolidated entities	20,923	—	(20,923)	—	—	65,215	—	(65,215)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	186,174	8,491	28,873	4,713	211,269	744,366	26,862	101,178	40,446	859,128
Operating expenses	88,026	2,746	28,873	3,431	117,584	344,763	11,862	101,178	24,727	458,806
Write-offs of abandoned development projects and demolition costs	31,640	—	—	—	31,640	33,188	—	—	—	33,188
Non-Real Estate depreciation and amortization	238	—	—	—	238	875	—	—	—	875
Exclude straight-line rent adjustment	(568)	—	—	—	(568)	(1,665)	—	—	—	(1,665)
Adjusted operating expenses	119,336	2,746	28,873	3,431	148,894	377,161	11,862	101,178	24,727	491,204
Net operating income	66,838	5,745	—	1,282	62,375	367,205	15,000	—	15,719	367,924
Interest expense	(36,833)	(1,584)	(20,923)	(19)	(56,191)	(175,338)	(7,566)	(65,215)	(4,579)	(237,566)
Interest expense of unconsolidated entities	(20,923)	—	20,923	—	—	(65,215)	—	65,215	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	24,668	—	—	—	24,668
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	(402,702)	(62,909)	—	—	(339,793)	(402,702)	(62,909)	—	—	(339,793)
Amortization of mortgage procurement costs - Real Estate Groups	(1,870)	—	—	(2)	(1,872)	(8,148)	—	—	(288)	(8,436)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	10,596	—	—	99	10,695	19,535	—	—	685	20,220
Noncontrolling interest in FFO	58,748	58,748	—	—	—	55,475	55,475	—	—	—
Pre-tax FFO from discontinued operations	1,360	—	—	(1,360)	—	11,537	—	—	(11,537)	—
Pre-Tax FFO	(324,786)	—	—	—	(324,786)	(172,983)	—	—	—	(172,983)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(324,786)	$—	$—	$—	$(324,786)	$(172,983)	$—	$—	$—	$(172,983)
Depreciation and amortization - Real Estate Groups	(47,775)	—	—	(1,109)	(48,884)	(226,255)	—	—	(6,646)	(232,901)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	109,940	—	35,659	(2,511)	143,088	496,092	—	68,430	19,843	584,365
Gain (loss) on disposition of unconsolidated entities	35,659	—	(35,659)	—	—	68,430	—	(68,430)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	(71,668)	—	—	(15,649)	(87,317)	(71,668)	—	—	(22,519)	(94,187)
Non-FFO from discontinued operations	(19,269)	—	—	19,269	—	(9,322)	—	—	9,322	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(317,899)	$—	$—	$—	$(317,899)	$84,294	$—	$—	$—	$84,294
(1) Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Eleven Months Ended December 31, 2013 (in thousands) (continued)

	Three Months Ended December 31, 2013 (1)					Eleven Months Ended December 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Revenues from real estate operations	$71,453	$4,514	$41,960	$—	$108,899	$249,677	$10,653	$161,826	$1,231	$402,081
Exclude straight-line rent adjustment	(16)	—	—	—	(16)	107	—	—	—	107
Adjusted revenues	71,437	4,514	41,960	—	108,883	249,784	10,653	161,826	1,231	402,188
Add interest and other income	5,057	212	47	—	4,892	21,742	644	243	1	21,342
Equity in earnings (loss) of unconsolidated entities	7,290	141	(6,116)	—	1,033	20,717	(503)	(20,197)	—	1,023
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	8,165	—	(8,165)	—	—	30,570	—	(30,570)	—	—
Exclude interest expense of unconsolidated entities	7,973	—	(7,973)	—	—	33,029	—	(33,029)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	5	—	(5)	—	—	62	—	(62)	—	—
Adjusted total income	99,927	4,867	19,748	—	114,808	355,904	10,794	78,211	1,232	424,553
Operating expenses	49,909	3,538	19,748	—	66,119	179,405	8,032	78,211	810	250,394
Write-offs of abandoned development projects	4,453	—	—	—	4,453	7,019	—	—	—	7,019
Non-Real Estate depreciation and amortization	318	—	—	—	318	659	—	—	—	659
Exclude straight-line rent adjustment	14	—	—	—	14	14	—	—	—	14
Adjusted operating expenses	54,694	3,538	19,748	—	70,904	187,097	8,032	78,211	810	258,086
Net operating income	45,233	1,329	—	—	43,904	168,807	2,762	—	422	166,467
Interest expense	(7,976)	(171)	(7,973)	—	(15,778)	(32,409)	(732)	(33,029)	(146)	(64,852)
Interest expense of unconsolidated entities	(7,973)	—	7,973	—	—	(33,029)	—	33,029	—	—
Gain (loss) on extinguishment of debt	(1,780)	—	(5)	—	(1,785)	(2,012)	—	(62)	(36)	(2,110)
Gain (loss) on extinguishment of debt of unconsolidated entities	(5)	—	5	—	—	(62)	—	62	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(532)	—	—	—	(532)	(2,476)	—	—	(2)	(2,478)
Net gain on change in control of interests	—	—	—	—	—	2,762	—	—	—	2,762
Straight-line rent adjustment	30	—	—	—	30	(93)	—	—	—	(93)
Noncontrolling interest in FFO	(1,158)	(1,158)	—	—	—	(2,030)	(2,030)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	238	—	—	(238)	—
Pre-Tax FFO	25,839	—	—	—	25,839	99,696	—	—	—	99,696
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$25,839	$—	$—	$—	$25,839	$99,696	$—	$—	$—	$99,696
Depreciation and amortization - Real Estate Groups	(22,905)	—	—	—	(22,905)	(83,154)	—	—	(165)	(83,319)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	16,028	16,028
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	(1,185)	—	—	—	(1,185)
Non-FFO from discontinued operations	—	—	—	—	—	15,863	—	—	(15,863)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$2,934	$—	$—	$—	$2,934	$31,220	$—	$—	$—	$31,220
(1) Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Eleven Months Ended December 31, 2013 (in thousands) (continued)

	Three Months Ended December 31, 2013 (1)					Eleven Months Ended December 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Revenues from real estate operations	$35,188	$15,888	$—	$—	$19,300	$104,532	$47,197	$—	$—	$57,335
Exclude straight-line rent adjustment	(362)	—	—	—	(362)	(362)	—	—	—	(362)
Adjusted revenues	34,826	15,888	—	—	18,938	104,170	47,197	—	—	56,973
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	34,826	15,888	—	—	18,938	104,170	47,197	—	—	56,973
Operating expenses	21,122	9,290	—	—	11,832	72,659	32,104	—	—	40,555
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	21,122	9,290	—	—	11,832	72,659	32,104	—	—	40,555
Net operating income	13,704	6,598	—	—	7,106	31,511	15,093	—	—	16,418
Interest expense	(9,527)	(4,835)	—	—	(4,692)	(34,220)	(17,259)	—	—	(16,961)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(61)	—	—	—	(61)	(214)	—	—	—	(214)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	362	—	—	—	362	362	—	—	—	362
Noncontrolling interest in FFO	(1,763)	(1,763)	—	—	—	2,166	2,166	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	2,715	—	—	—	2,715	(395)	—	—	—	(395)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$2,715	$—	$—	$—	$2,715	$(395)	$—	$—	$—	$(395)
Depreciation and amortization - Real Estate Groups	(5,667)	—	—	—	(5,667)	(19,119)	—	—	—	(19,119)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(2,952)	$—	$—	$—	$(2,952)	$(19,514)	$—	$—	$—	$(19,514)
(1) Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Eleven Months Ended December 31, 2013 (in thousands) (continued)

	Three Months Ended December 31, 2013 (1)					Eleven Months Ended December 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Revenues from real estate operations	$15,381	$1,526	$94	$—	$13,949	$50,349	$5,073	$710	$—	$45,986
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	15,381	1,526	94	—	13,949	50,349	5,073	710	—	45,986
Add interest and other income	3,403	339	10	—	3,074	12,218	1,203	21	—	11,036
Equity in earnings (loss) of unconsolidated entities	(45)	—	140	—	95	108	—	99	—	207
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(578)	—	578	—	—	(1,338)	—	1,338	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	15	—	(15)	—	—	156	—	(156)	—	—
Exclude interest expense of unconsolidated entities	87	—	(87)	—	—	364	—	(364)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	18,263	1,865	720	—	17,118	61,857	6,276	1,648	—	57,229
Operating expenses	7,639	769	720	—	7,590	33,737	3,100	1,648	—	32,285
Write-offs of abandoned development projects	129	13	—	—	116	207	13	—	—	194
Non-Real Estate depreciation and amortization	59	—	—	—	59	209	—	—	—	209
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	7,827	782	720	—	7,765	34,153	3,113	1,648	—	32,688
Net operating income	10,436	1,083	—	—	9,353	27,704	3,163	—	—	24,541
Interest expense	192	—	(87)	—	105	320	(25)	(364)	—	(19)
Interest expense of unconsolidated entities	(87)	—	87	—	—	(364)	—	364	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	173	—	578	—	751	(7,382)	(720)	1,338	—	(5,324)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	578	—	(578)	—	—	1,338	—	(1,338)	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(5)	—	—	—	(5)	(25)	—	—	—	(25)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(1,083)	(1,083)	—	—	—	(2,418)	(2,418)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	10,204	—	—	—	10,204	19,173	—	—	—	19,173
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$10,204	$—	$—	$—	$10,204	$19,173	$—	$—	$—	$19,173
Depreciation and amortization - Real Estate Groups	(41)	—	—	—	(41)	(258)	—	—	—	(258)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$10,163	$—	$—	$—	$10,163	$18,915	$—	$—	$—	$18,915
(1) Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Eleven Months Ended December 31, 2013 (in thousands) (continued)

	Three Months Ended December 31, 2013 (1)					Eleven Months Ended December 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
The Nets Group
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	(89)	—	—	—	(89)	(2,802)	—	—	—	(2,802)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	(89)	—	—	—	(89)	(2,802)	—	—	—	(2,802)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	(89)	—	—	—	(89)	(2,802)	—	—	—	(2,802)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(89)	—	—	—	(89)	(2,802)	—	—	—	(2,802)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(89)	$—	$—	$—	$(89)	$(2,802)	$—	$—	$—	$(2,802)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(89)	$—	$—	$—	$(89)	$(2,802)	$—	$—	$—	$(2,802)
(1) Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Eleven Months Ended December 31, 2013 (in thousands) (continued)

	Three Months Ended December 31, 2013 (1)					Eleven Months Ended December 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	38	—	—	—	38	245	—	—	—	245
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	38	—	—	—	38	245	—	—	—	245
Operating expenses	9,845	—	—	—	9,845	45,021	—	—	—	45,021
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	747	—	—	—	747	2,731	—	—	—	2,731
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	10,592	—	—	—	10,592	47,752	—	—	—	47,752
Net operating income	(10,554)	—	—	—	(10,554)	(47,507)	—	—	—	(47,507)
Interest expense	(10,431)	—	—	—	(10,431)	(50,677)	—	—	—	(50,677)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	(12,099)	—	—	—	(12,099)	(18,107)	—	—	—	(18,107)
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(33,084)	—	—	—	(33,084)	(116,291)	—	—	—	(116,291)
Income tax benefit (expense) on FFO	155,230	—	—	—	155,230	195,863	—	—	—	195,863
Funds From Operations (FFO)	$122,146	$—	$—	$—	$122,146	$79,572	$—	$—	$—	$79,572
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(55,580)	—	—	—	(55,580)	(233,980)	—	—	—	(233,980)
Impairment of depreciable real estate	33,864	—	—	—	33,864	36,988	—	—	—	36,988
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$100,430	$—	$—	$—	$100,430	$(117,420)	$—	$—	$—	$(117,420)
Preferred dividends	—	—	—	—	—	(185)	—	—	—	(185)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$100,430	$—	$—	$—	$100,430	$(117,605)	$—	$—	$—	$(117,605)
(1) Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Eleven Months Ended December 31, 2013 (in thousands) (continued)

	Three Months Ended December 31, 2013 (1)					Eleven Months Ended December 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Revenues from real estate operations	$264,658	$27,023	$115,878	$4,812	$358,325	$1,020,108	$86,338	$397,276	$42,139	$1,373,185
Exclude straight-line rent adjustment	(11,542)	—	—	(99)	(11,641)	(21,455)	—	—	(685)	(22,140)
Adjusted revenues	253,116	27,023	115,878	4,713	346,684	998,653	86,338	397,276	41,454	1,351,045
Add interest and other income	18,253	3,947	97	—	14,403	52,332	5,294	453	224	47,715
Equity in earnings (loss) of unconsolidated entities	52,586	141	(51,450)	—	995	109,163	(503)	(113,100)	—	(3,434)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(578)	—	578	—	—	(1,338)	—	1,338	—	—
Exclude gain on disposition of unconsolidated entities	(35,659)	—	35,659	—	—	(68,430)	—	68,430	—	—
Exclude depreciation and amortization of unconsolidated entities	22,433	—	(22,433)	—	—	74,690	—	(74,690)	—	—
Exclude interest expense of unconsolidated entities	28,983	—	(28,983)	—	—	98,608	—	(98,608)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	5	—	(5)	—	—	62	—	(62)	—	—
Adjusted total income	339,139	31,111	49,341	4,713	362,082	1,263,740	91,129	181,037	41,678	1,395,326
Operating expenses	176,541	16,343	49,341	3,431	212,970	675,585	55,098	181,037	25,537	827,061
Write-offs of abandoned development projects and demolition costs	36,222	13	—	—	36,209	40,414	13	—	—	40,401
Non-Real Estate depreciation and amortization	1,362	—	—	—	1,362	4,474	—	—	—	4,474
Exclude straight-line rent adjustment	(554)	—	—	—	(554)	(1,651)	—	—	—	(1,651)
Adjusted operating expenses	213,571	16,356	49,341	3,431	249,987	718,822	55,111	181,037	25,537	870,285
Net operating income	125,568	14,755	—	1,282	112,095	544,918	36,018	—	16,141	525,041
Interest expense	(64,575)	(6,590)	(28,983)	(19)	(86,987)	(292,324)	(25,582)	(98,608)	(4,725)	(370,075)
Interest expense of unconsolidated entities	(28,983)	—	28,983	—	—	(98,608)	—	98,608	—	—
Gain (loss) on extinguishment of debt	(13,879)	—	(5)	—	(13,884)	4,549	—	(62)	(36)	4,451
Gain (loss) on extinguishment of debt of unconsolidated entities	(5)	—	5	—	—	(62)	—	62	—	—
Net gain (loss) on land held for divestiture activity	173	—	578	—	751	(7,382)	(720)	1,338	—	(5,324)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	578	—	(578)	—	—	1,338	—	(1,338)	—	—
Impairment of consolidated non-depreciable real estate	(402,702)	(62,909)	—	—	(339,793)	(402,702)	(62,909)	—	—	(339,793)
Amortization of mortgage procurement costs - Real Estate Groups	(2,468)	—	—	(2)	(2,470)	(10,863)	—	—	(290)	(11,153)
Net gain on change in control of interests	—	—	—	—	—	2,762	—	—	—	2,762
Straight-line rent adjustment	10,988	—	—	99	11,087	19,804	—	—	685	20,489
Noncontrolling interest in FFO	54,744	54,744	—	—	—	53,193	53,193	—	—	—
Pre-tax FFO from discontinued operations	1,360	—	—	(1,360)	—	11,775	—	—	(11,775)	—
Pre-Tax FFO	(319,201)	—	—	—	(319,201)	(173,602)	—	—	—	(173,602)
Income tax benefit (expense) on FFO	155,230	—	—	—	155,230	195,863	—	—	—	195,863
Funds From Operations (FFO)	$(163,971)	$—	$—	$—	$(163,971)	$22,261	$—	$—	$—	$22,261
Depreciation and amortization - Real Estate Groups	(76,388)	—	—	(1,109)	(77,497)	(328,786)	—	—	(6,811)	(335,597)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	109,940	—	35,659	(2,511)	143,088	496,092	—	68,430	35,871	600,393
Gain (loss) on disposition of unconsolidated entities	35,659	—	(35,659)	—	—	68,430	—	(68,430)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	(71,668)	—	—	(15,649)	(87,317)	(72,853)	—	—	(22,519)	(95,372)
Non-FFO from discontinued operations	(19,269)	—	—	19,269	—	6,541	—	—	(6,541)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(55,580)	—	—	—	(55,580)	(233,980)	—	—	—	(233,980)
Impairment of depreciable real estate	33,864	—	—	—	33,864	36,988	—	—	—	36,988
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(207,413)	$—	$—	$—	$(207,413)	$(5,307)	$—	$—	$—	$(5,307)
Preferred dividends	—	—	—	—	—	(185)	—	—	—	(185)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(207,413)	$—	$—	$—	$(207,413)	$(5,492)	$—	$—	$—	$(5,492)
(1) Represents Adjusted Q4 2013 data. See page 2 for additional information regarding Adjusted Q4 2013 data.

Real Estate Operating Portfolio as of December 31, 2013 - Commercial Group - Office Buildings

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Leasable Square Feet	Leasable Square Feet at Pro- Rata %
Consolidated Office Buildings
2 Hanson Place	2004	100%	100%	Brooklyn, NY	Bank of New York, HSBC	399,000	399,000
4930 Oakton	2006	100%	100%	Skokie, IL	Sanford Brown College	40,000	40,000
Ballston Common Office Center	2005	100%	100%	Arlington, VA	US Coast Guard	174,000	174,000
Commerce Court	2007	100%	100%	Pittsburgh, PA	US Bank; Wesco Distributors; Cardworks Services; Marc USA	379,000	379,000
Edgeworth Building	2006	100%	100%	Richmond, VA	Hirschler Fleischer; Ernst & Young; Rummel, Klepper & Kahl	137,000	137,000
Halle Building	1986	100%	100%	Cleveland, OH	Case Western Reserve University; CEOGC	409,000	409,000
Harlem Center	2003	100%	100%	Manhattan, NY	Office of General Services-Temporary Disability & Assistance; State Liquor Authority	147,000	147,000
Illinois Science and Technology Park
4901 Searle (A)	2006	100%	100%	Skokie, IL	Northshore University Health System	191,000	191,000
8025 Lamon (P)	2006	100%	100%	Skokie, IL	WIL Research; Vetter Development Services	128,000	128,000
8045 Lamon (Q)	2007	100%	100%	Skokie, IL	Astellas; Polyera; Fresenius Kabi USA, LLC	161,000	161,000
Johns Hopkins - 855 North Wolfe Street	2008	84%	99%	Baltimore, MD	Johns Hopkins; Brain Institute; Howard Hughes Institute; Lieber Institute	279,000	276,000
Mesa del Sol
5600 University SE	2006	95%	95%	Albuquerque, NM	MSR-FSR, LLC; CFV Solar	87,000	83,000
Aperture Center	2008	95%	95%	Albuquerque, NM	Forest City Covington NM, LLC	76,000	72,000
Fidelity	2008/2009	80%	80%	Albuquerque, NM	Fidelity Investments	210,000	168,000
MetroTech Campus
One MetroTech Center	1991	83%	83%	Brooklyn, NY	JP Morgan Chase; National Grid	937,000	773,000
Two MetroTech Center	1990	83%	83%	Brooklyn, NY	City of New York - Board of Education; City of New York - DoITT; Internal Revenue Service	522,000	431,000
Nine MetroTech Center North	1997	85%	85%	Brooklyn, NY	City of New York - Fire Department	317,000	269,000
Eleven MetroTech Center	1995	85%	85%	Brooklyn, NY	City of New York - DoITT; E-911	216,000	184,000
Twelve MetroTech Center	2004	100%	100%	Brooklyn, NY	National Union Fire Insurance Co.	177,000	177,000
Fifteen MetroTech Center	2003	95%	95%	Brooklyn, NY	Wellpoint, Inc.; City of New York - HRA	650,000	618,000
New York Times	2007	100%	100%	Manhattan, NY	ClearBridge Advisors, LLC, a Legg Mason Co.; Covington & Burling; Osler Hoskin & Harcourt; Seyfarth Shaw	738,000	738,000
One Pierrepont Plaza	1988	100%	100%	Brooklyn, NY	Morgan Stanley; U.S. Probation; Mt. Sinai School of Medicine	739,000	739,000
Post Office Plaza	1990	100%	100%	Cleveland, OH	URS Energy; Chase Home Finance, LLC; Quicken Loans; Squire Sanders	476,000	476,000
Richmond Office Park	2007	100%	100%	Richmond, VA	The Brinks Co.; Wells Fargo; Bon Secours Virginia HealthSource	568,000	568,000
Skylight Office Tower	1991	93%	100%	Cleveland, OH	Ulmer & Berne, LLP; Social Security Administration	321,000	321,000
Stapleton - 3055 Roslyn	2006	90%	90%	Denver, CO	University of Colorado Hospital	45,000	41,000
Terminal Tower	1983	100%	100%	Cleveland, OH	Forest City Enterprises, Inc.; Falls Communications; Riverside Company	597,000	597,000
University of Pennsylvania	2004	100%	100%	Philadelphia, PA	University of Pennsylvania	122,000	122,000
Consolidated Office Buildings Total						9,242,000	8,818,000

Real Estate Operating Portfolio as of December 31, 2013 - Commercial Group - Office Buildings (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Leasable Square Feet	Leasable Square Feet at Pro- Rata %
Unconsolidated Office Buildings
818 Mission Street	2008	50%	50%	San Francisco, CA	Denny's	28,000	14,000
Bulletin Building	2006	50%	50%	San Francisco, CA	BioHealth College; SF Filipino Cultural Center	78,000	39,000
Enterprise Place	1998	50%	50%	Beachwood, OH	University of Phoenix; Advance Payroll; PS Executive Centers; Retina Assoc. of Cleveland	132,000	66,000
Signature Square I	1986	50%	50%	Beachwood, OH	Ciuni & Panichi; PCC Airfoils; Liberty Bank	79,000	40,000
Signature Square II	1989	50%	50%	Beachwood, OH	Pro Ed Communications; Goldberg Co.; Resilience Management	82,000	41,000
University Park at MIT
35 Landsdowne Street	2002	51%	51%	Cambridge, MA	Millennium Pharmaceuticals	202,000	103,000
350 Massachusetts Ave	1998	50%	50%	Cambridge, MA	Millennium Pharmaceuticals; Novartis; Star Market	169,000	85,000
40 Landsdowne Street	2003	51%	51%	Cambridge, MA	Millennium Pharmaceuticals	215,000	110,000
45/75 Sidney Street	1999	51%	51%	Cambridge, MA	Millennium Pharmaceuticals; Novartis	277,000	141,000
65/80 Landsdowne Street	2001	51%	51%	Cambridge, MA	Partners HealthCare System	122,000	62,000
88 Sidney Street	2002	51%	51%	Cambridge, MA	Vertex Pharmaceuticals	145,000	74,000
Clark Building	1989	50%	50%	Cambridge, MA	Sanofi Pasteur Biologics; Agios Pharmaceuticals	122,000	61,000
Jackson Building	1987	51%	51%	Cambridge, MA	Ariad Pharmaceuticals, Inc.	99,000	50,000
Richards Building	1990	51%	51%	Cambridge, MA	Genzyme Biosurgery; Ariad Pharmaceuticals, Inc.	126,000	64,000
Unconsolidated Office Buildings Total						1,876,000	950,000
Total Office Buildings at December 31, 2013						11,118,000	9,768,000
Total Office Buildings at January 31, 2013						12,999,000	11,379,000

Real Estate Operating Portfolio as of December 31, 2013 - Commercial Group - Retail Centers

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants/Anchors	Total Square Feet	Total Square Feet at Pro- Rata %	Gross Leasable Area	Gross Leasable Area at Pro- Rata %
Consolidated Regional Malls
Ballston Common Mall	1986/1999	100%	100%	Arlington, VA	Macy’s; Sport & Health; Regal Cinemas	579,000	579,000	311,000	311,000
Northfield at Stapleton	2005/2006	100%	100%	Denver, CO	Bass Pro Shops; Target; Harkins Theatre; JCPenney; Macy’s	1,127,000	1,127,000	664,000	664,000
Promenade Bolingbrook	2007	100%	100%	Bolingbrook, IL	Bass Pro Shops; Macy’s; iPic Theaters; Barnes & Noble; Designer Shoe Warehouse	771,000	771,000	581,000	581,000
Shops at Wiregrass	2008	50%	100%	Tampa, FL	JCPenney; Dillard’s; Macy’s; Barnes & Noble	742,000	742,000	358,000	358,000
Westchester’s Ridge Hill	2011/2012	70%	100%	Yonkers, NY	Lord & Taylor; WESTMED Medical Group; Apple; LA Fitness; Whole Foods; Dick’s Sporting Goods; National Amusements' Cinema de Lux; Legoland	1,336,000	1,336,000	1,336,000	1,336,000
Unconsolidated Regional Malls
Antelope Valley Mall	1990/1999	51%	51%	Palmdale, CA	Macy’s; Sears; JCPenney; Dillard’s; Forever 21; Cinemark Theatre	1,196,000	610,000	478,000	244,000
Boulevard Mall	1996/2000	50%	50%	Amherst, NY	JCPenney; Macy’s; Sears; Michael’s	912,000	456,000	336,000	168,000
Charleston Town Center	1983	26%	26%	Charleston, WV	Macy’s; JCPenney; Sears; Brickstreet Insurance	892,000	227,000	358,000	91,000
Galleria at Sunset	1996/2002	51%	51%	Henderson, NV	Dillard’s; Macy’s; JCPenney; Dick’s Sporting Goods; Kohl’s	1,048,000	534,000	412,000	210,000
Mall at Robinson	2001	51%	51%	Pittsburgh, PA	Macy’s; Sears; JCPenney; Dick’s Sporting Goods	880,000	449,000	384,000	196,000
Mall at Stonecrest	2001	51%	51%	Atlanta, GA	Kohl’s; Sears; JCPenney; Dillard’s; AMC Theatres; Macy’s	1,226,000	625,000	397,000	202,000
Promenade in Temecula	1999/2002/2009	51%	51%	Temecula, CA	JCPenney; Sears; Macy’s; Edwards Cinema	1,279,000	652,000	544,000	277,000
San Francisco Centre	2006	50%	50%	San Francisco, CA	Nordstrom; Bloomingdale’s; Century Theatres; San Francisco State University; Microsoft	1,462,000	731,000	788,000	394,000
Short Pump Town Center	2003/2005	34%	34%	Richmond, VA	Nordstrom; Macy’s; Dillard’s; Dick’s Sporting Goods	1,310,000	445,000	598,000	203,000
South Bay Galleria	1985/2001	51%	51%	Redondo Beach, CA	Nordstrom; Macy’s; Kohl’s; AMC Theatres	960,000	490,000	393,000	200,000
Victoria Gardens	2004/2007	51%	51%	Rancho Cucamonga, CA	Bass Pro Shops; Macy’s; JCPenney; AMC Theatres	1,401,000	715,000	829,000	423,000
Regional Malls Total						17,121,000	10,489,000	8,767,000	5,858,000
Consolidated Specialty Retail Centers
Atlantic Center Site V	1998	100%	100%	Brooklyn, NY	Modell’s; PC Richard & Son	47,000	47,000	17,000	17,000
Avenue at Tower City Center	1990	100%	100%	Cleveland, OH	Hard Rock Café; Morton’s of Chicago; Cleveland Cinemas; Horseshoe Casino	365,000	365,000	365,000	365,000
Brooklyn Commons	2004	100%	100%	Brooklyn, NY	Lowe’s	151,000	151,000	151,000	151,000
East 29th Avenue Town Center	2004	90%	90%	Denver, CO	King Soopers; Walgreen's; Casey's Pub; Chipotle; SDC Services Corp.; Exempla, Inc.	181,000	163,000	98,000	88,000
Fairmont Plaza Cinema	1998	100%	100%	San Jose, CA	Camera 12 Cinemas	70,000	70,000	70,000	70,000
Quartermaster Plaza	2004	100%	100%	Philadelphia, PA	Home Depot; BJ’s Wholesale Club; Staples; PetSmart; Walgreen’s	456,000	456,000	456,000	456,000
Station Square	1994/2002	100%	100%	Pittsburgh, PA	Hard Rock Café; Grand Concourse Restaurant; Buca di Beppo; Texas de Brazil; Pittsburgh Riverhounds	233,000	233,000	233,000	233,000
The Yards
Boilermaker Shops	2012	100%	100%	Washington, D.C.	Buzz Bakery; Willie’s Brew & Que; Well’s Cleaners; Bluejacket Brewery; GNC	39,000	39,000	39,000	39,000
Lumber Shed	2013	100%	100%	Washington, D.C.	FC Washington; Osteria Morini; Agua 301	32,000	32,000	32,000	32,000

Real Estate Operating Portfolio as of December 31, 2013 - Commercial Group - Retail Centers (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants/Anchors	Total Square Feet	Total Square Feet at Pro- Rata %	Gross Leasable Area	Gross Leasable Area at Pro- Rata %
Unconsolidated Specialty Retail Centers
42nd Street	1999	51%	51%	Manhattan, NY	AMC Theatres; Madame Tussaud’s Wax Museum; Modell's; Dave & Buster’s; Ripley’s Believe It or Not!	312,000	159,000	312,000	159,000
Atlantic Center	1996	51%	51%	Brooklyn, NY	Pathmark; OfficeMax; Old Navy; Marshall’s; NYC - Dept of Motor Vehicles; Best Buy; Burlington Coat Factory	396,000	202,000	396,000	202,000
Atlantic Terminal	2004	51%	51%	Brooklyn, NY	Target; Designer Shoe Warehouse; Chuck E. Cheese’s; Guitar Center; Uniqlo	371,000	189,000	371,000	189,000
Bruckner Boulevard	1996	51%	51%	Bronx, NY	Conway; Old Navy; Marshall's	116,000	59,000	116,000	59,000
Columbia Park Center	1999	38%	38%	North Bergen, NJ	Shop Rite; Old Navy; Staples; LA Fitness; Shopper’s World; Phoenix Theatres	347,000	133,000	347,000	133,000
Court Street	2000	51%	51%	Brooklyn, NY	United Artists Theatres; Barnes & Noble	102,000	52,000	102,000	52,000
Eastchester	2000	51%	51%	Bronx, NY	Pathmark	63,000	32,000	63,000	32,000
^ East River Plaza	2009/2010	50%	50%	Manhattan, NY	Costco; Target; Old Navy; Marshall’s; PetSmart; Bob’s Furniture; Aldi; Burlington Coat Factory	527,000	264,000	527,000	264,000
Forest Avenue	2000	51%	51%	Staten Island, NY	United Artists Theatres	70,000	36,000	70,000	36,000
Golden Gate	1958	50%	50%	Mayfield Heights, OH	OfficeMax; JoAnn Fabrics; Marshall’s; World Market; HH Gregg; PetSmart	361,000	181,000	361,000	181,000
Gun Hill Road	1997	51%	51%	Bronx, NY	Home Depot; Chuck E. Cheese’s	147,000	75,000	147,000	75,000
Harlem Center	2002	51%	51%	Manhattan, NY	Marshall’s; CVS/Pharmacy; Staples; H&M; Planet Fitness	126,000	64,000	126,000	64,000
Kaufman Studios	1999	51%	51%	Queens, NY	United Artists Theatres	84,000	43,000	84,000	43,000
Northern Boulevard	1997	51%	51%	Queens, NY	Stop & Shop; Marshall’s; Old Navy; Guitar Center; Raymour & Flanigan Furniture	218,000	111,000	218,000	111,000
Queens Place	2001	51%	51%	Queens, NY	Target; Best Buy; Designer Shoe Warehouse; Macy’s Furniture	455,000	232,000	222,000	113,000
Richmond Avenue	1998	51%	51%	Staten Island, NY	Staples; Dick’s Sporting Goods	76,000	39,000	76,000	39,000
Specialty Retail Centers Total						5,345,000	3,427,000	4,999,000	3,203,000
Total Retail Centers at December 31, 2013						22,466,000	13,916,000	13,766,000	9,061,000
Total Retail Centers at January 31, 2013						24,643,000	19,724,000	15,255,000	11,958,000

COMMERCIAL GROUP - ARENA

Name	Date of Opening	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Total Square Feet	Total Square Feet at Pro- Rata %	Est. Seating Capacity for NBA Basketball Event	Est. Seating Capacity for NHL Hockey Event
Barclays Center	2012	34%	55%	Brooklyn, NY	The Brooklyn Nets (NBA Team); The NY Islanders (NHL Team, 2015-16 season)	670,000	369,000	18,000	14,500

Real Estate Operating Portfolio as of December 31, 2013 - Residential Group - Apartments

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Consolidated Apartment Communities
100 (100 Landsdowne Street)	2005	100%	100%	Cambridge, MA	203	203
1111 Stratford	2013-2014	100%	100%	Stratford, CT	128	128
1251 S. Michigan	2006	0%	100%	Chicago, IL	91	91
American Cigar Company	2000	100%	100%	Richmond, VA	171	171
Ashton Mill	2005	100%	100%	Cumberland, RI	193	193
Aster Conservatory Green	2013-2014	90%	90%	Denver, CO	352	317
Botanica Eastbridge	2012	90%	90%	Denver, CO	118	106
Brookview Place	1979	13%	100%	Dayton, OH	232	232
Cameron Kinney	2007	100%	100%	Richmond, VA	259	259
Cedar Place	1974	3%	100%	Lansing, MI	220	220
Consolidated-Carolina	2003	90%	100%	Richmond, VA	158	158
Cutter’s Ridge at Tobacco Row	2006	100%	100%	Richmond, VA	12	12
Drake Tower	1998	95%	95%	Philadelphia, PA	284	270
Easthaven at the Village	1994/1995	100%	100%	Beachwood, OH	360	360
Foundry Lofts	2011	80%	100%	Washington, D.C.	170	170
Grand Lowry Lofts	2000	100%	100%	Denver, CO	261	261
Hamel Mill Lofts	2008-2010	90%	100%	Haverhill, MA	305	305
Heritage	2002	100%	100%	San Diego, CA	230	230
Hummingbird Pointe	1972-1973	100%	100%	Parma, OH	406	406
Independence Place I	1973	50%	50%	Parma Heights, OH	202	101
Independence Place II	2003	100%	100%	Parma Heights, OH	200	200
Kennedy Biscuit Lofts	1990	3%	100%	Cambridge, MA	142	142
Knolls	1995	100%	100%	Orange, CA	260	260
Lofts 23	2005	100%	100%	Cambridge, MA	51	51
Lofts at 1835 Arch	2001	95%	95%	Philadelphia, PA	191	182
Lucky Strike	2008	89%	100%	Richmond, VA	131	131
Mercantile Place on Main	2008	100%	100%	Dallas, TX	366	366
Metro 417	2005	100%	100%	Los Angeles, CA	277	277
Metropolitan	1989	100%	100%	Los Angeles, CA	270	270
Midtown Towers	1969	100%	100%	Parma, OH	635	635
Museum Towers	1997	100%	100%	Philadelphia, PA	286	286
North Church Towers	2009	100%	100%	Parma Heights, OH	399	399
One Franklintown	1988	100%	100%	Philadelphia, PA	335	335
Pavilion	1992	95%	95%	Chicago, IL	1,114	1,058
Perrytown Place	1973	8%	100%	Pittsburgh, PA	231	231
Presidio Landmark	2010	1%	100%	San Francisco, CA	161	161
Queenswood	1990	93%	93%	Corona, NY	296	276
Sky55	2006	100%	100%	Chicago, IL	411	411

Real Estate Operating Portfolio as of December 31, 2013 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Consolidated Apartment Communities (continued)
The Aster Town Center	2012	90%	90%	Denver, CO	85	77
The Continental	2013	100%	100%	Dallas, TX	203	203
Town Center (Botanica on the Green & Crescent Flats)	2004/2007	90%	90%	Denver, CO	298	268
Uptown Apartments	2008	100%	100%	Oakland, CA	665	665
Wilson Building	2007	100%	100%	Dallas, TX	135	135
Consolidated Apartment Communities Total					11,497	11,212
Consolidated Supported Living Apartments
Forest Trace	2000	100%	100%	Lauderhill, FL	322	322
Consolidated Apartments Total					11,819	11,534

Real Estate Operating Portfolio as of December 31, 2013 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Unconsolidated Apartment Communities
^ 8 Spruce Street	2011/2012	26%	26%	Manhattan, NY	899	234
91 Sidney (Residences at University Park)	2002	40%	40%	Cambridge, MA	135	54
Arbor Glen	2001-2007	50%	50%	Twinsburg, OH	288	144
Barrington Place	2008	50%	50%	Raleigh, NC	274	137
Bayside Village	1988-1989	50%	50%	San Francisco, CA	862	431
Big Creek	1996-2001	50%	50%	Parma Heights, OH	516	258
Camelot	1967	50%	50%	Parma Heights, OH	151	76
Cherry Tree	1996-2000	50%	50%	Strongsville, OH	442	221
Chestnut Lake	1969	50%	50%	Strongsville, OH	789	395
Cobblestone Court Apartments	2006-2009	50%	50%	Painesville, OH	400	200
Colonial Grand	2003	50%	50%	Tampa, FL	176	88
Coppertree	1998	50%	50%	Mayfield Heights, OH	342	171
Deer Run	1987-1990	46%	46%	Twinsburg, OH	562	259
^ DKLB BKLN	2009/2010	51%	51%	Brooklyn, NY	365	186
Eaton Ridge	2002-2004	50%	50%	Sagamore Hills, OH	260	130
Fenimore Court	1982	9%	50%	Detroit, MI	144	72
Fort Lincoln II	1979	45%	45%	Washington, D.C.	176	79
Fort Lincoln III & IV	1981	25%	25%	Washington, D.C.	306	76
Grand	1999	43%	43%	North Bethesda, MD	549	235
Hamptons	1969	50%	50%	Beachwood, OH	651	326
Hunter’s Hollow	1990	50%	50%	Strongsville, OH	208	104
Legacy Arboretum	2008	50%	50%	Charlotte, NC	266	133
Legacy Crossroads	2008-2009	50%	50%	Cary, NC	344	172
Lenox Club	1991	48%	48%	Arlington, VA	385	183
Lenox Park	1992	48%	48%	Silver Spring, MD	406	193
Liberty Hills	1979-1986	50%	50%	Solon, OH	396	198
Newport Landing	2002-2005	50%	50%	Coventry Township, OH	336	168
Noble Towers	1979	50%	50%	Pittsburgh, PA	133	67
Parkwood Village	2001-2002	50%	50%	Brunswick, OH	204	102
Pine Ridge Valley	1967-1974, 2005-2007	50%	50%	Willoughby Hills, OH	1,309	655
Settler’s Landing at Greentree	2000-2004	50%	50%	Streetsboro, OH	408	204
Stratford Crossing	2007-2010	50%	50%	Wadsworth, OH	348	174
Surfside Towers	1970	50%	50%	Eastlake, OH	246	123
Sutton Landing	2007-2009	50%	50%	Brimfield, OH	216	108
Tamarac	1990-2001	50%	50%	Willoughby, OH	642	321
Westwood Reserve	2002	50%	50%	Tampa, FL	340	170
Woodgate / Evergreen Farms	2004-2006	33%	33%	Olmsted Township, OH	348	116
Worth Street	2003	50%	50%	Manhattan, NY	330	165
Unconsolidated Apartment Communities Total					15,152	7,128

Real Estate Operating Portfolio as of December 31, 2013 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Unconsolidated Senior Housing Apartments
Autumn Ridge	2002	100%	100%	Sterling Heights, MI	251	251
Bowin Place	1998	95%	95%	Detroit, MI	193	183
Brookpark Place	1976	100%	100%	Wheeling, WV	152	152
Buckeye Towers	1976	12%	12%	New Boston, OH	120	15
Burton Place	2000	90%	90%	Burton, MI	200	180
Cambridge Towers	2002	100%	100%	Detroit, MI	250	250
Canton Towers	1978	12%	12%	Canton, OH	199	24
Carl D. Perkins	2002	100%	100%	Pikeville, KY	150	150
Casa Panorama (Panorama Towers)	1978	99%	99%	Panorama City, CA	154	152
Connellsville Towers	1981	14%	14%	Connellsville, PA	111	16
Coraopolis Towers	2002	80%	80%	Coraopolis, PA	200	160
Donora Towers	2002	100%	100%	Donora, PA	103	103
Farmington Place	1980	100%	100%	Farmington, MI	153	153
Frenchtown Place	1975	8%	100%	Monroe, MI	151	151
Glendora Gardens	1983	2%	46%	Glendora, CA	105	48
Grove	2003	100%	100%	Ontario, CA	101	101
Lakeland Place	1998	95%	95%	Waterford, MI	200	190
Lima Towers	1977	12%	12%	Lima, OH	200	24
Miramar Towers	1980	11%	100%	Los Angeles, CA	157	157
North Port Village	1981	31%	31%	Port Huron, MI	251	77
Nu Ken Tower (Citizen’s Plaza)	1981	9%	50%	New Kensington, PA	101	51
Oceanpointe Towers	1980	11%	100%	Long Branch, NJ	151	151
Park Place Towers	1975	24%	100%	Mt. Clemens, MI	187	187
Pine Grove Manor	1973	15%	100%	Muskegon Township, MI	172	172
Plymouth Square	2003	100%	100%	Detroit, MI	280	280
Potomac Heights Village	1981	11%	100%	Keyser, WV	141	141
Riverside Towers	1977	10%	100%	Coshocton, OH	100	100
Shippan Avenue	1980	100%	100%	Stamford, CT	148	148
St. Mary’s Villa	2002	40%	40%	Newark, NJ	360	144
The Springs	1981	11%	100%	La Mesa, CA	129	129
Tower 43	2002	100%	100%	Kent, OH	101	101
Towne Centre Place	1975	10%	100%	Ypsilanti, MI	170	170
Village Center	1983	100%	100%	Detroit, MI	254	254

Real Estate Operating Portfolio as of December 31, 2013 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Unconsolidated Senior Housing Apartments (continued)
Village Square	1978	100%	100%	Williamsville, NY	100	100
Ziegler Place	1978	100%	100%	Livonia, MI	141	141
Unconsolidated Senior Housing Apartments Total					5,936	4,806
Unconsolidated Apartments Total					21,088	11,934
Combined Apartments Total					32,907	23,468
Federally Subsidized Housing (Total of 5 Buildings)					741
Total Apartment Units at December 31, 2013					33,648
Total Apartment Units at January 31, 2013					35,190

Real Estate Portfolio as of December 31, 2013 - Residential Group - Military Housing

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)
Unconsolidated Military Housing
Air Force Academy	2007-2011	50%	50%	Colorado Springs, CO	427
Hawaii Phase IV (Under Construction)	2007-2014	1%	^^	Kaneohe, HI	1,141
Marines, Hawaii Increment II	2007-2011	1%	^^	Honolulu, HI	1,175
Midwest Millington	2008-2011	1%	^^	Memphis, TN	318
Navy, Hawaii Increment III	2007-2011	1%	^^	Honolulu, HI	2,520
Navy Midwest	2006-2011	1%	^^	Chicago, IL	1,401
Ohana Military Communities, Hawaii Increment I	2005-2008	1%	^^	Honolulu, HI	1,952
Pacific Northwest Communities	2007-2011	20%	^^	Seattle, WA	2,985
Southern Group:
Arnold Air Force Base	2011-2013	100%	^^^	Tullahoma, TN	22
Joint Base Charleston	2011-2013	100%	^^^	Charleston, SC	345
Keesler Air Force Base	2011-2012	100%	^^^	Biloxi, MS	1,188
Shaw Air Force Base (Under Construction)	2011-2015	100%	^^^	Sumter, SC	630
Unconsolidated Military Housing Total					14,104
Total Military Housing Units at December 31, 2013					14,104
Total Military Housing Units at January 31, 2013					14,104

(1)	Represents our actual equity ownership in the underlying property, rounded to the nearest whole percent.

(2)
Represents the percentage of income or loss allocation expected to be received during the reporting period based on the entity's capital structure. Amounts differ from legal ownership due to various scenarios, including but not limited to our right to preferred returns on our initial or disproportionate equity fundings, various tax credits and tax related structures. (Rounded to the nearest whole percent.)

(3)	Represents 100% of the leasable units in the apartment community. Leasable units at Pro-Rata % represents the total leasable units multiplied by the Pro-Rata ownership percent.
^ Legal ownership percentage reflects the effect of a partner buyout which occurred on January 2, 2014.

^^	Our share of residual cash flow ranges from 0-20% during the life cycle of the project.

^^^	We do not share in any cash flow from operations. However, we are entitled to the return of our equity at the end of the 50-year lease term.